The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to seek nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-122977
Subject to Completion. Dated June 3, 2005.
Prospectus Supplement to the Prospectus dated March 15, 2005 and the Prospectus Supplement dated March 15, 2005 — No.

The Goldman Sachs Group, Inc. Medium-Term Notes, Series B

USD

International Basket Linked Note due 2010
(Linked to the TOPIX® Index, Dow Jones Euro STOXX 50SM Index, FTSETM 100 Index,
SMI® Swiss Market Index, KOSPI 200 Index, FTSE/ Xinhua China 25 Index, SENSEX 30 Index,
MSCI Thailand Index, BOVESPA Index and the Indice De Precios Y Cotizaciones Bolsa Mexicana De Valores® (the “Mexican Bolsa Index”))

     The amount that you will be paid on your note on the stated maturity date,                 , 2010 (subject to extension), is determined with reference to the performance of a basket of 10 international equity indices during the period from the trade date (                , 2005) to the determination date (the fifth trading day prior to the stated maturity date, subject to extension). On the stated maturity date, we will pay you an amount in cash equal to 90% of the face amount of your note plus the supplemental payment amount (calculated as set forth on page S-2), if any.

     On the stated maturity date, you will receive the following:

•	If the final basket level increases from the initial basket level, you will receive (1) the face amount of your note plus (2) the face amount of your note multiplied by the percentage increase in the basket level multiplied by the participation rate. The participation rate will be set on the trade date, but we expect it will be no less than 1.25 and no greater than 1.50.

•	If the final basket level is unchanged or declines by not more than 10%, you will receive (1) the face amount of each note multiplied by (2) the final basket level divided by the initial basket level.

•	If the final basket level declines by 10% or more, you will receive 90% of the face amount of your note.

     Because the return on the basket can be negative, there may be no supplemental payment amount at maturity, although, in any event you will receive at least 90% of the face amount of your note at maturity. The supplemental payment amount is calculated solely by reference to the basket level on the determination date. The notes bear no interest and no other payments will be made prior to the stated maturity date.

     The level of the following six indices will be determined by reference to the change in the U.S. dollar value of each such index (therefore, the return on your note with respect to these indices will reflect both the change in the value of the index in local currency and the change in the value of the U.S. dollar versus such local currency):

Index	Currency in Which Denominated	Initial Weighting in Basket

KOSPI 200 Index	South Korean won	3.33%
FTSE/Xinhua China 25 Index	Hong Kong dollar	3.33%
SENSEX 30 Index	Indian rupee	3.33%
MSCI Thailand Index	Thai baht	3.33%
BOVESPA Index	Brazilian real	3.33%
Mexican Bolsa Index	Mexican peso	3.33%

     The level of the other four indices will be determined by reference to the performance of each such index in its local currency, not the U.S. dollar value of such index (therefore, the return on your note with respect to these indices will reflect only the change in the value of the index in local currency and not the change in the value of the U.S. dollar versus such local currency):

Index	Currency in Which Denominated	Initial Weighting in Basket

TOPIX Index	Japanese yen	40.0%
Dow Jones Euro STOXX 50 Index	euro	19.95%
FTSE 100 Index	British pound sterling	15.67%
Swiss Market Index	Swiss franc	4.4%

     As a result, if the value of the U.S. dollar appreciates against some or all six of the relevant Index Currencies, you may not receive a positive return on your note, despite the fact that there have been increases in all of the indices. Because we have provided only a brief summary of the terms of your note above, you should read the detailed description of the terms of the notes found in “Summary Information” on page S-2 and “Specific Terms of Your Note” on page S-21.

     Your investment in the notes involves certain risks. In particular, assuming no changes in market conditions or other relevant factors, the value of your note on the date of this prospectus supplement (as determined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. We encourage you to read “Additional Risk Factors Specific To Your Note” on page S-13 so that you may better understand those risks.

Original issue date (settlement date):                      , 2005

Original issue price:         % of the face amount

Net proceeds to The Goldman Sachs Group, Inc.:         % of the face amount

Underwriting discount:         % of the face amount

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

     Goldman Sachs may use this prospectus supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a note after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

Prospectus Supplement dated                   , 2005.

       TOPIX® is a registered trademark of the Tokyo Stock Exchange, Inc. (TSE). The notes are not sponsored, endorsed, or promoted by TSE, and TSE makes no representation regarding the advisability of investing in the notes.

       The Dow Jones Euro STOXX 50SM Index is owned by STOXX LIMITED. The name of the index is a service mark of DOW JONES & COMPANY, INC. and has been licensed for certain purposes by us. The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED or DOW JONES & COMPANY, INC.

       “FTSETM”, “FT-SE®”, and “Footsie®” are trademarks of the London Stock Exchange Plc and The Financial Times Ltd and are used by FTSE International Limited under license. The notes are not sponsored, endorsed or otherwise promoted by FTSE International Ltd or by the London Stock Exchange Plc or by The Financial Times Ltd. “Xinhua” is a service trademark and trademark of Xinhua Financial Network Limited. All marks are licensed for use by the FTSE/ Xinhua Index Limited.

       SMI® Swiss Market Index is a registered trademark of SWX Swiss Exchange which is used under license. The notes are neither endorsed, issued, sold nor promoted by SWX Swiss Exchange. All liability is excluded.

       “KOSPI” and “KOSPI 200” are trademarks/ service marks of the Korea Stock Exchange and have been licensed for use by Goldman, Sachs & Co.

       The MSCI Thailand Index is a trademark or service mark of Morgan Stanley Capital International Inc. (“MSCI”) or its affiliates and has been licensed for use for certain purposes by Goldman, Sachs & Co. These notes, based on such index, have not been passed on by MSCI as to their legality or suitability, and are not issued, sponsored, endorsed, sold or promoted by MSCI. Neither MSCI, any of its affiliates nor any other person involved in, or related to, making or compiling any MSCI index, makes any warranties or bears any liability with respect to these notes. Neither MSCI, any of its affiliates nor any other person involved in, or related to, making or compiling any MSCI index, has any responsibility for or participates in the management or sale of these notes. This prospectus supplement contains a more detailed description of the limited relationship MSCI has with Goldman, Sachs & Co. and these notes. The foregoing in no way modifies or limits any disclaimers or limitations of liability that the issuer may make to prospective or actual purchasers or holders of these notes.

       BOVESPA is a trademark owned by the São Paulo Stock Exchange (BOVESPA) and has been licensed for use by The Goldman Sachs Group, Inc. for this issuance. The notes are not issued, sponsored, endorsed, sold or promoted by BOVESPA, and BOVESPA makes no warranties and bears no liability with respect to the notes.

       Bolsa Mexicana De Valores®, BMV®, Indice De Precios Y Cotizaciones Bolsa Mexicana De Valores®, IPC®, Price And Quotations Index Mexican Stock Exchange®, Mexican Stock Exchange® are registered trademarks owned by “BMV” and are being used under its authorization, through a license agreement. The license does not imply that “BMV” is guaranteeing, suggesting to buy or sell or that it is involved in the public offer process of the notes. The prospectus supplement and the notes must not include any reference that may imply otherwise. “BMV” shall not be bound to assume any commitments, guarantee or indemnify in any manner whatsoever the holders of the notes or any third party for the behavior of the stocks that are components of the index, and for any involuntary errors or omissions made or due to the suspension of the estimation and dissemination of the index.

       The notes are not sponsored, endorsed, sold or promoted by any sponsor or provider of the Mumbai Stock Exchange Sensex 30. Neither we, Goldman, Sachs & Co. nor any of its affiliates has any affiliation with or control over the Mumbai Stock Exchange Sensex 30 or any control over the computation, composition or dissemination of the Mumbai Stock Exchange Sensex 30. Although Goldman, Sachs & Co. will obtain information concerning the Mumbai Stock Exchange Sensex 30 from publicly available sources it believes reliable, it will not independently verify this information. Accordingly, no representation, warranty or undertaking (express or implied) is made and no responsibility is accepted by Goldman, Sachs & Co. or its affiliates as to the accuracy, completeness and timeliness of information concerning the Mumbai Stock Exchange Sensex 30.

       You will make or provide any disclosure required by Goldman Sachs in connection with your purchase of the notes (including pursuant to the securities laws or regulations in the jurisdiction of the issuer of the securities underlying the notes or the rules of the relevant exchange) and notwithstanding any duty of confidentiality owed by Goldman Sachs, you acknowledge and agree that Goldman Sachs may make such disclosure to any legal or regulatory body or authority as Goldman Sachs shall consider necessary or appropriate regarding the notes or the hedge positions.

       Indian regulations require the disclosure by Foreign Institutional Investors of all derivatives entered into by them and their affiliates that reference Indian securities. This disclosure includes details of the derivative instruments, the counterparties to such instruments and beneficiary information in respect of such counterparties. In addition, Indian governmental or regulatory authorities may require the provision of such additional information as they deem necessary in connection with such derivatives. By purchasing the notes, you hereby consent to the provision by Goldman Sachs of any information regarding yourself and the notes as required under applicable Indian regulations and/or as requested by any Indian governmental or regulatory authority. You further agree to provide to Goldman Sachs such additional information that Goldman Sachs deems necessary or appropriate in order for Goldman Sachs to comply with any such regulations and/or requests. You hereby undertake, represent and warrant that: you are not, and that the notes are not being purchased for the benefit or account of, or pursuant to or in connection with any back-to-back transaction with, a Person Resident in India, a Non-Resident Indian, an Overseas Corporate Body or a Person of Indian Origin, as such terms are defined under relevant Indian laws and regulations, or any entity or person that is not regulated (as such term is used in the Securities and Exchange Board of India (Foreign Institutional Investors Amendment) Regulations, 2004) (each, a “Restricted Entity”); and you will not sell, transfer, assign, novate or otherwise dispose of the Notes to or for the benefit or account of any Restricted Entity.

SUMMARY INFORMATION

We refer to the notes we are offering by this prospectus supplement as the “offered notes” or the “notes”. Each of the offered notes, including your note, has the terms described below and under “Specific Terms of Your Note” on page S-21. Please note that in this prospectus supplement, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated March 15, 2005, as supplemented by the accompanying prospectus supplement, dated March 15, 2005, of The Goldman Sachs Group, Inc.

Key Terms

Issuer: The Goldman Sachs Group, Inc.

Face amount: each note will have a face amount equal to USD 1,000;                     in the aggregate for all the offered notes

Indices: each of the TOPIX Index (Bloomberg: “TPX”), Dow Jones Euro STOXX 50 Index (Bloomberg: “SX5E”), FTSE 100 Index (Bloomberg: “UKX”), Swiss Market Index (Bloomberg: “SMI®”), KOSPI 200 Index (Bloomberg: “KOSPI2”), FTSE/ Xinhua China 25 Index (Bloomberg: “XINOI”), SENSEX 30 Index (Bloomberg: “SENSEX”), MSCI Thailand Index (Bloomberg: “MXTH”), BOVESPA Index (Bloomberg: “IBOV”) and the Mexican Bolsa Index (Bloomberg: “MEXBOL”), each of which is denominated in a local currency, referred to as an “Index Currency”, or all of them as the case may be

Initial index level (to be determined on the trade date):        for the TOPIX Index,        for the Dow Jones Euro STOXX 50 Index,        for the FTSE 100 Index,        for the Swiss Market Index,        for the KOSPI 200 Index,        for the FTSE/ Xinhua China 25 Index,        for the SENSEX 30 Index,        for the MSCI Thailand Index,        for the BOVESPA Index and        for the Mexican Bolsa Index

Final index level: with respect to each index, the closing level of the index on the determination date, except in the limited circumstances described under “Specific Terms of Your Note — Consequences of a Market Disruption Event or Currency Disruption Event” at page S-24 and subject to adjustment as provided under “Specific Terms of Your Note — Discontinuance or Modification of the Indices or Index Currencies” on page S-25

Payment amount: on the stated maturity date, we will pay the holder of each note an amount in cash equal to the sum of (1) 90% of the outstanding face amount of the note plus (2) the supplemental payment amount, if any. The notes bear no interest and no other payments will be made prior to the stated maturity date

Supplemental payment amount: we will calculate the supplemental payment amount on each note as follows:

•	if the final basket level increases from the initial basket level, the supplemental payment amount will equal (1) 10% of the face amount of the note plus (2) the face amount of the note multiplied by the percentage increase from the initial basket level multiplied by the participation rate;

•	if the final basket level is unchanged or declines by not more than 10%, the supplemental payment amount will equal (1) the face amount of the note multiplied by (2) the number obtained by dividing the final basket level by the initial basket level and subtracting 0.90;

•	if the final basket level declines by 10% or more, the supplemental payment amount will be zero.

If the supplemental payment amount is zero, you will only receive 90% of the face amount of your note.

Participation rate: the participation rate will be set on the trade date, but we expect it will be no less than 1.25 and no greater than 1.50

Initial basket level: the initial basket level will be set at USD 100,000. It is calculated as the sum of the initial index levels, with each such level converted to U.S. dollars at its respective initial foreign currency exchange rate (as described below) multiplied by the reference amount for that index (as shown in the table below). The reference amounts are        for the TOPIX Index,        for the Dow Jones Euro STOXX 50 Index,        for the FTSE 100 Index,        for the Swiss Market Index,        for the KOSPI 200 Index, for the FTSE/ Xinhua China 25 Index,        for the SENSEX 30 Index,        for the MSCI Thailand Index,        for the BOVESPA Index and        for the Mexican Bolsa Index. The reference amount for each of the TOPIX Index, Swiss Market Index, KOSPI 200 Index, FTSE/ Xinhua China 25 Index, SENSEX 30 Index, MSCI Thailand Index, BOVESPA Index and Mexican Bolsa Index is determined on the trade date by dividing the initial weight of the index, expressed in U.S. dollars, by the initial index level of the index divided by the initial foreign currency exchange rate for the currency in which the index is denominated. The reference amount for each of the Dow Jones Euro STOXX 50 Index and FTSE 100 Index is determined on the trade date by dividing the initial weight of the index, expressed in U.S. dollars, by the initial index level multiplied by the initial foreign currency exchange rate of the currency in which the index is denominated.

Initial foreign currency exchange rate (to be determined on the trade date): other than when a currency disruption event shall have occurred or be continuing,           KRW/USD,           HKD/USD,           INR/USD,           THB/USD,           BRL/USD and           MXN/USD, and for each of JPY/USD, USD/EUR, USD/GBP and CHF/USD, the initial foreign currency exchange rate will be set at 1.0

		Initial Foreign
		Currency
	Initial Index	Exchange	Initial Weight	Reference Amount (Constant
Index	Level	Rate	(USD)	Value)

TOPIX	JPY	JPY/USD	40,000	40,000/(Initial Index Level/ Initial Foreign Currency Exchange Rate)
Dow Jones Euro STOXX 50	EUR	USD/EUR	19,950	19,950/(Initial Index Level x Initial Foreign Currency Exchange Rate)
FTSE 100	GBP	USD/GBP	15,670	15,670/(Initial Index Level x Initial Foreign Currency Exchange Rate)
Swiss Market	CHF	CHF/USD	4,400	4,400/(Initial Index Level/Initial Foreign Currency Exchange Rate)
KOSPI 200	KRW	KRW/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)
FTSE/Xinhua China 25	HKD	HKD/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)
SENSEX 30	INR	INR/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)
MSCI Thailand	THB	THB/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)
BOVESPA	BRL	BRL/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)
Mexican Bolsa	MXN	MXN/USD	3,330	3,300/(Initial Index Level/Initial Foreign Currency Exchange Rate)

Final basket level: the final basket level is calculated as the sum of the final index levels of the 10 international equity indices, with each such final index level converted into U.S. dollars at its respective final foreign currency exchange rate (as described below) multiplied by the reference amount for that index

Final foreign currency exchange rate: with respect to KRW/USD, the spot foreign currency exchange rate on the Reuters KFTC18 page at 7 a.m. New York time on the determination date, for HKD/USD, the spot foreign currency exchange rate on the Reuters HKD page at 7 a.m. New York time on the determination date, for INR/USD, the spot foreign currency exchange rate on the Reuters RBIB page at 7 a.m. New York time on the determination date, for THB/USD, the spot foreign currency exchange rate on the Reuters Telerate 50517 page at 7 a.m. New York time on the determination date, for BRL/USD, the daily offer side rate on BRL PTAX on the Reuters BRFR page on the determination date, for MXN/USD, the daily rate as quoted on “FIX” on the http://www.banxico.org.mx webpage on the determination date, and for each of JPY/USD, USD/EUR, USD/GBP and CHF/USD, the final foreign currency exchange rate will equal the initial foreign currency exchange rate, which is 1.0

Trade date:                     , 2005

Stated maturity date:                     , 2010, unless extended for up to six business days

Determination date: the fifth trading day prior to                     , 2010, unless extended for up to five business days

No interest: the offered notes will not bear interest

No listing: the offered notes will not be listed on any securities exchange, or interdealer market quotation system

Calculation agent: Goldman, Sachs & Co.

Business day: as described on page S-26

Trading day: as described on page S-26

Foreign currency exchange rates: JPY/USD, USD/EUR, USD/GBP, CHF/USD, KRW/USD, HKD/USD, INR/USD, THB/USD, BRL/USD and MXN/USD (or all of them as the case may be). In this prospectus supplement, when we refer to “USD”, “JPY”, “EUR”, “GBP”, “CHF”, “KRW”, “HKD”, “INR”, “THB”, “BRL” and “MXN”, we mean U.S. dollar, Japanese yen, euro, British pound sterling, Swiss franc, South Korean won, Hong Kong dollar, Indian rupee, Thai baht, Brazilian real and Mexican peso, respectively or any successor currency provided for by applicable law or intergovernmental agreement or treaty

Q&A

How do the notes work?

       The notes offered by this prospectus supplement will have a stated maturity date five years after the original issue date. The stated maturity date will be determined on the trade date. The return on the notes is linked to the performance of a weighted basket of 10 international equity indices as well as, for six of the 10 indices, their respective foreign currency exchange rates. The initial relative weightings of the 10 indices are 40% for the TOPIX Index, 19.95% for the Dow Jones Euro STOXX 50 Index, 15.67% for the FTSE 100 Index, 4.4% for the Swiss Market Index, 3.33% for the KOSPI 200 Index, 3.33% for the FTSE/ Xinhua China 25 Index, 3.33% for the SENSEX 30 Index, 3.33% for the MSCI Thailand Index, 3.33% for the BOVESPA Index and 3.33% for the Mexican Bolsa Index. Your return on the notes also will reflect changes, with respect to each of the six indices weighted at 3.33%, in the foreign currency exchange rate between the U.S. dollar and the relevant Index Currency. As a result, if the value of the U.S. dollar appreciates against some or all six of the relevant Index Currencies, you may not receive any return on your notes, despite the fact that there have been increases in all six of the respective indices. The notes bear no interest and no other payments will be made prior to the stated maturity date. Depending on the performance of the basket, you may receive only 90% of the face amount of your note and you may lose up to 10% of your investment. See “Additional Risk Factors Specific To Your Note — You May Lose Some Of Your Principal” on page S-13.

       As discussed in the accompanying prospectus, the notes are indexed debt securities and are part of a series of debt securities entitled “Medium-Term Notes, Series B” issued by The Goldman Sachs Group, Inc. The notes will rank equally with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc. For more details, see “Specific Terms of Your Note” on page S-21.

Which key terms have not been set?

       We have not set some key terms, and we will not set those terms until the trade date. These include:

•	the participation rate, which we expect will be no less than 1.25 and no greater than 1.50;

•	the stated maturity date;

•	the initial foreign currency exchange rate;

•	the initial index levels; and

•	the reference amount for each index.

       We will set these terms on the trade date, and each of them could significantly affect the amount you will receive at the stated maturity date.

Who should or should not consider an investment in the notes?

       We have designed the notes for investors who want to protect their investment by receiving at the stated maturity at least 90% of the face amount of their note, while also having an opportunity to participate in what we expect will be no less than 1.25 and no greater than 1.50 of the potential appreciation of a basket of 10 international equity indices. Six of the indices, initially comprising 19.98% of the basket, based on the relative weighting of each index as described on page S-3, will have currency exposure. However, if the amount payable on your note on the stated maturity date is the face amount of your note, or even if the amount payable exceeds the face amount of your note, the overall return you earn on your note may be less than you would have earned by investing in a non-indexed debt security that bears interest at a prevailing market rate. The notes may therefore not be a suitable investment for you if you prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings. For more details, see “Additional Risk Factors Specific to Your Note — Your Note Does Not Bear Interest” on page S-13.

What will I receive on the stated maturity date of the notes?

       For each offered note outstanding on the stated maturity date, we will pay an amount in cash equal to 90% of the outstanding face amount of the note plus the supplemental payment amount, if any. The supplemental payment amount is calculated as follows:

•	if the final basket level increases from the initial basket level, the supplemental payment amount will equal (1) 10% of the face amount of the note plus (2) the face amount of the note multiplied by the percentage increase from the initial basket level multiplied by the participation rate. We expect the participation rate to be between 1.25 and 1.50. We will set the actual participation rate on the trade date;

•	if the final basket level is unchanged or declines by not more than 10%, the supplemental payment amount will equal (1) the face amount of the note multiplied by (2) the number obtained by dividing the final basket level by the initial basket level, and subtracting 0.90;

•	if the final basket level declines by 10% or more, the supplemental payment amount will be zero.

       If the supplemental payment amount is zero, on the stated maturity date you will only receive 90% of the face amount of your note. Because the return on the basket can be negative, there may be no supplemental payment amount at maturity, although, in any event you will receive at least 90% of the face amount of your note.

       The calculation agent will determine the final index level for each index, which will be the closing level of that index on the determination date as calculated and published by the applicable index sponsor. The calculation agent will also determine the final foreign currency exchange rate, which will be the foreign currency exchange rates as defined on page S-4 (other than when a currency disruption event shall have occurred or be continuing).

What will I receive if I sell the note prior to the stated maturity date?

       If you sell your note prior to the stated maturity date, you will receive the market price for your note. The market price for your note may be influenced by many factors, such as interest rates, foreign currency exchange rates and the volatility of the indices. Depending on the impact of these factors, you may receive significantly less than 90% of the face amount of your note in any sale of your note before the stated maturity date. In addition, assuming no changes in market conditions or any other relevant factors, the value of your note on the date of this prospectus supplement (as defined by reference to pricing models used by Goldman, Sachs & Co.) is significantly less than the original issue price. For more information on the value of your note in the secondary market, see “Additional Risk Factors Specific To Your Note — Assuming No Changes In Market Conditions Or Any Other Relevant Factors, The Value Of Your Note On The Date Of This Prospectus Supplement (as Determined by Reference to Pricing Models Used by Goldman, Sachs & Co.) Is Significantly Less Than The Original Issue Price” on page S-13 and “Additional Risk Factors Specific To Your Note — The Market Value of Your Note May Be Influenced By Many Factors That Are Unpredictable And Interrelated In Complex Ways” on page S-15.

Hypothetical examples

       If the final basket level is greater than the initial basket level or not less than 90% of the initial basket level (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 90% of the outstanding face amount. If the final basket level is equal to or more than 10% less than the initial basket level (see examples III and IV below), the holder of each offered note will receive only 90% of the face amount. In no event will you lose more than 10% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. Note that the final basket level can appreciate or depreciate due to changes in both index levels and the six relevant foreign currency exchange rates.

We have assumed for the following table and examples that the closing levels of the indices on the determination date, as converted into U.S. dollars, will be the same as they are on the stated maturity date and that no market disruption event occurs. We have also assumed that the note is purchased on the original issue date and held until the stated maturity date and that the participation rate, which has not yet been set, is 1.25. We expect the participation rate to be between 1.25 and 1.50. We will set the actual participation rate on the trade date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the table and examples below. For a discussion of some of these factors, see “Additional Risk Factors Specific To Your Note” beginning on page S-13.

       The following table and examples are based on index returns and foreign exchange returns that are entirely hypothetical and do not take into account any taxes you may owe as a result of owning your note; no one can predict what the value of the indices or the six relevant foreign currency exchange rates will be on the determination date. The actual levels of the indices have been highly volatile — meaning that the index levels have changed substantially in relatively short periods — in the past, and their future performance cannot be predicted. The six relevant foreign currency exchange rates have fluctuated in the past, and may, in the future, experience significant fluctuations. The final basket level can appreciate or depreciate due to changes in both index levels and the six relevant foreign currency exchange rates. For more details about hypothetical returns on your note, please see the following examples and “Hypothetical Returns On Your Note” on page S-30.

       Moreover, we have not yet set the initial index levels and the initial foreign currency exchange rates, which will serve as the baseline for determining the reference amounts, the basket return and the amount that we will pay on your note at maturity. We will not do so until the trade date. As a result, the actual initial index levels and initial foreign currency exchange rates may differ substantially from current index levels and foreign currency exchange rates.

       For these reasons, the actual performance of the indices and foreign currency exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical levels of the indices and the foreign currency exchange rates shown elsewhere in this prospectus supplement. For information about the level of the indices during recent periods, see “The Indices — Historical Closing Levels Of The Indices” on page S-38. For information about the six relevant foreign currency exchange rates during recent periods, see “The Indices — Historical Foreign Currency Exchange Rate Information” on page S-49. Before investing in the offered notes, you should consult publicly available news sources to determine the levels of the indices and the foreign currency exchange rates between the date of this prospectus supplement and your purchase of the offered notes.

       The examples below also assume that there is no change in or affecting the composition of the index stocks in the indices or the method by which the index sponsors calculate the index levels, that there is no change in the relative weighting of any index stock in a particular index, and that no market disruption event or currency disruption event occurs with respect to any index.

       In the table below, the levels in the left column represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical payment amounts, based on the corresponding hypothetical basket levels and the assumed participation rate of 1.25 and are expressed as percentages of the face amount of a note.

Hypothetical Final Basket Level	Hypothetical Payment Amount as
as Percentage of	Percentage of Face Amount
Initial Basket Level	on the Stated Maturity Date

200%	225%
180%	200%
160%	175%
140%	150%
120%	125%
100%	100%
95%	95%
90%	90%
80%	90%
50%	90%
30%	90%
0%	90%

       The final basket level will be determined by the performance of each of the indices and, with respect to six of the indices, their associated foreign currency exchange rates. The following examples demonstrate how these factors may affect the payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount and based on the assumed participation rate of 1.25.

Example I:	All 10 index returns are positive, and all six relevant foreign currencies appreciate against the U.S. dollar. The final basket level is greater than the initial basket level by more than 10%. The payment amount is greater than the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/(Initial Index Level/ Initial FX Rate)	1,516.73 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	4,443.96 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	6,960.16 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index level/ Initial FX Rate)	8,350.33 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	158.21 KRW	920.4600(KRW/USD	)
FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	9,939.01 HKD	6.8465(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/(Initial Index Level/ Initial FX Rate)	8,444.93 INR	37.0048(INR/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	342.16 THB	36.5456(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/(Initial Index Level/ Initial FX Rate)	29,374.08 BRL	2.1686(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/(Initial Index Level/ Initial FX Rate)	15,930.56 MXN	9.5124(MXN/USD	)

Initial basket level	USD 100,000.00
Final basket level	USD 139,084.12
Basket return	39.08%
Supplemental payment amount as percentage of face amount	58.86%
Payment amount as percentage of face amount	148.86%

Example II:	All 10 index returns are positive, but all six relevant foreign currencies depreciate against the U.S. dollar. The final basket level is less than the initial basket level but not by more than 10%. The supplemental payment amount is greater than zero but the payment amount is less than the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	1,129.12 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	3,092.25 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	5,008.83 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	6,140.84 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	122.92 KRW	1280.6400(KRW/USD	)
FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	8,050.60 HKD	10.5031(HKD/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	6,683.37 INR	55.2895(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	260.51 THB	52.2080(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	24,625.27 BRL	3.1805(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	13,188.42 MXN	13.9953(MXN/USD	)

Initial basket level	USD 100,000.00
Final basket level	USD 95,931.42
Basket return	-4.07%
Supplemental payment amount as percentage of face amount	5.93%
Payment amount as percentage of face amount	95.93%

Example III:	The first four indices decline, the remaining six indices appreciate and all six relevant foreign currencies appreciate against the U.S. dollar. The final basket level is less than the initial basket level. The supplemental payment amount is zero. The payment amount is 90% of the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	921.27 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	2,654.03 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	4,176.09 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	5,424.67 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	122.25 KRW	990.4950(KRW/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	7,967.11 HKD	7.6245(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	6,653.68 INR	42.2290(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	260.51 THB	39.1560(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	24,625.27 BRL	2.3734(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	13,162.30 MXN	10.8245(MXN/USD	)

Initial basket level	USD 100,000.00
Final basket level	USD 87,505.50
Basket return	-12.49%
Supplemental payment amount as percentage of face amount	0%
Payment amount as percentage of face amount	90.00%

Example IV:	All 10 index returns are negative, and all six relevant foreign currencies depreciate against the U.S. dollar. The final basket level is less than the initial basket level. The supplemental payment amount is zero. The payment amount is 90% of the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	921.27 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	2,654.03 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	4,176.09 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	5,424.67 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	109.53 KRW	1100.5500(KRW/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency Exchange
Index	Level	Exchange Rate		Amount	Level	Rate

FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	7,315.11 HKD	8.9471(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	5,476.01 INR	47.0178(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	243.66 THB	46.9872(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	21,540.99 BRL	2.5541(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	12,404.95 MXN	12.2459(MXN/USD	)

Initial basket level	USD 100,000.00
Final basket level	USD 83,247.98
Basket return	-16.75%
Supplemental payment amount as percentage of face amount	0%
Payment amount as percentage of face amount	90.00%

Who publishes the indices and what does each index measure?

       Please see “The Indices” on page S-37 for a description of the 10 international equity indices.

What about taxes?

       If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based upon an estimated yield for the notes, even though you will not receive any payments from us until maturity. This estimated yield is determined solely to calculate the amount you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the notes will be taxed as ordinary interest income. If you purchase the notes at a time other than the original issue date, the tax consequences to you may be different.

       For further information you should refer to “Supplemental Discussion of Federal Income Tax Consequences” on page S-53.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE

An investment in your note is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated March 15, 2005. Your note is a riskier investment than ordinary debt securities. Also, your note is not equivalent to investing directly in the index stocks i.e. the stocks comprising the indices to which your note is linked. You should carefully consider whether the offered notes are suited to your particular circumstances.

Assuming No Changes In Market Conditions Or Any Other Relevant Factors, The Market Value Of Your Notes On The Date Of This Prospectus Supplement (As Determined By Reference To Pricing Models Used By Goldman, Sachs & Co.) Is Significantly Less Than The Original Issue Price

       The value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the offered notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, and the quoted price could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.

       If at any time a third party dealer quotes a price to purchase your note or otherwise values your note, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value Of Your Notes May Be Influenced By Many Factors That Are Unpredictable And Interrelated” below.

       Furthermore, if you sell your note, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.

       There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have An Active Trading Market” below.

You May Lose Some Of Your Principal

       Our cash payment on your note on the stated maturity date will be based on the final basket level, which is affected by the final index level of each index and, for the six relevant indices, also the final foreign currency exchange rate applicable to each index. If the final basket level does not equal the initial basket level on the determination date, you will receive less than the outstanding face amount of your note on the stated maturity date. This will be the case even if the final basket level exceeds the initial basket level on the date of this prospectus supplement or if the level of the basket at any time during the life of the note — no matter how long — exceeds the initial basket level specified on page S-2 of this prospectus supplement. However, in all cases, the payment on the stated maturity date will not be less than 90% of the outstanding face amount of your note. Also, the market value of your note prior to the stated maturity date may be significantly lower than the purchase price you pay for your note. Consequently, if you sell your note before the stated maturity date, you may receive far less than the amount of your investment in the note.

Your Note Does Not Bear Interest

       You will not receive any interest payments on your note. Even if the amount payable on your note on the stated maturity date exceeds the face amount of your note, the overall return you earn on your note may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate. Moreover, under applicable United States tax law as described under “Supplemental Discussion Of Federal Income Tax Consequences” below, you will have to pay tax on deemed interest amounts even though your note does not bear periodic interest.

The Lower Performance Of One Index May Offset An Increase In The Other Indices

       The basket is comprised of 10 international equity indices which are not equally weighted. Because the initial weighting of the 10 indices are not the same, declines in the level of one index may offset increases in the levels of the other indices. As a result, the return on the basket — and thus on your note — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your note at maturity.

The Return On Your Note Will Depend On Changes In The Level Of The Indices And,

With Respect To The Relevant Six Index Currencies, Is Subject To Foreign Currency
Exchange Rate Risk

       Any amount we pay on the stated maturity date that exceeds 90% of the outstanding face amount of your note will be based upon the difference between the final basket level and the initial basket level. Fluctuations in the foreign currency exchange rates between the South Korean won, Hong Kong dollar, Indian rupee, Thai baht, Brazilian real and Mexican peso (in which six of the 10 indices are denominated), on the one hand, and the U.S. dollar (in which your note is denominated), on the other hand, will affect the market value of your note, the level of the basket and the amount payable at maturity. For example, if the U.S. dollar appreciates against the relevant six Index Currencies, we expect that the market value of your note will decrease and, conversely, if the U.S. dollar depreciates against the relevant six Index Currencies, we expect that the market value of your note will increase. In addition, an appreciation in the value of the U.S. dollar against any one or more of the relevant six Index Currencies may offset any depreciation in the value of the U.S. dollar relative to any one or more of these relevant six Index Currencies. As a result, the return on the basket — and thus on your note — may be replaced or eliminated, which will have the effect of reducing the amount payable in respect of your note at maturity. Because of the way we have set the foreign currency exchange rates, the return on your note will not be impacted by changes in the foreign currency exchange rates between the U.S. dollar and the Japanese yen, the euro, the British pound sterling and the Swiss franc.

       These foreign currency exchange rates vary over time, and may vary considerably during the life of your note. Changes in the foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in South Korea, Hong Kong, India, Thailand, Brazil, Mexico and the United States, including economic and political developments in other countries. Of particular importance are:

•	rates of inflation;

•	interest rate levels;

•	the balances of payments among countries;

•	the extent of governmental surpluses or deficits in South Korea, Hong Kong, India, Thailand, Brazil, Mexico and the United States; and

•	other economic, financial, regulatory, military and political factors.

       All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of South Korea, Hong Kong, India, Thailand, Brazil, Mexico, the United States and other countries important to international trade and finance.

       The market value of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the basket or other de facto restrictions on the repatriation of U.S. dollars, such as a currency disruption event (as defined under “Specific Terms Of Your Note — Special Calculation Provisions” below).

An Investment In The Offered Notes Is Subject To Risks Associated With Foreign

Securities Markets

       The indices that comprise the basket include stocks issued by foreign companies in Europe, Asia, Brazil and Mexico. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets comprising the indices may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

       Securities prices in Europe, Asia, Brazil and Mexico are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. In particular, the economies of many Asian countries have been troubled by negative or low rates of growth for many years. Many Asian stocks have performed poorly over an extended period.

The Return On Your Note Will Not Reflect Any Dividends Paid On The Index Stocks Except For The BOVESPA Index

       Except for the BOVESPA Index, which is a total return index, each index sponsor calculates the level of the applicable index by reference to the prices of the common stocks included in the relevant index, without taking account of the value of the dividends paid on those stocks. Therefore, except for the BOVESPA Index, the return on your note will not reflect the return you would realize if you actually owned the stocks included in each of the indices and received the dividends paid on those stocks. However, for all 10 indices, you will not receive any dividends that may be paid on any of the index stocks by the index stock issuers. See “— You Have No Shareholder Rights Or Rights To Receive Any Stock” below for additional information.

The Market Value Of Your Note May Be Influenced By Many Factors That Are

Unpredictable And Interrelated In Complex Ways

       When we refer to the market value of your note, we mean the value that you could receive for your note if you chose to sell it in the open market before the stated maturity date. The market value of your note will be affected by many factors that are beyond our control and are unpredictable. For more information about the value of your note in the secondary market, see — “Assuming No Changes In Market Conditions Or Any Other Relevant Factors, The Value Of Your Note On The Date Of This Prospectus Supplement (As Determined By Reference To Pricing Models Used By Goldman, Sachs & Co.) Is Significantly Less Than The Original Issue Price” above.

       Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your note may offset or enhance the effect of another factor. For example, an increase in U.S. interest rates, which could have a negative effect on the market value of your note, may offset any positive effect that an increase in the level of the basket attributable to favorable political or economic developments in Europe, Asia, Brazil and Mexico could have. The following paragraphs describe the expected impact on the market value of your note given a change in a specific factor, assuming all other conditions remain constant.

The Level Of The Basket Will Affect The Market Value Of Your Note

       We expect that the market value of your note at any particular time will depend substantially on the amount, if any, by which the level of the basket at that time has risen above or has fallen below the initial basket level. If you sell your note prior to maturity, you may receive substantially less than the amount that would be payable on the stated maturity date based on a final basket level equal to that current level because of an expectation that the level of the basket will continue to fluctuate until the final basket level is determined. Fluctuating foreign dividend rates and foreign currency exchange rates may affect the level of the basket and, indirectly, the market value of your note. Economic, financial, regulatory, political, military and other developments that affect stock markets generally and the stocks underlying the basket may also affect the level of the basket and, indirectly, the market value of your note.

       As indicated under “The Indices — Historical Closing Levels Of The Indices” below, the levels of the indices comprised in the basket have been highly volatile at times in the past. As indicated under “The Indices — Historical Foreign Currency Exchange Rate Information” below, the foreign currency exchange rates of the six relevant foreign currencies have fluctuated in the past, and may, in the future, experience significant fluctuations. It is impossible to predict whether the levels of the basket will rise or fall. In addition, we cannot predict whether future changes in the market prices of the basket stocks or future changes in the foreign currency exchange rates will correlate with past changes.

Changes In Interest Rates Are Likely To Affect The Market Value Of Your Note

       Because we will pay, at a minimum, 90% of the outstanding face amount of your note, we expect that the market value of your note, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your note and a traditional debt security to different degrees. In most scenarios, if U.S. interest rates increase, we expect that the market value of your note will decrease and, conversely, if U.S. interest rates decrease, we expect that the market value of your note will increase.

Changes In The Volatility Of The Levels Of The Indices Are Likely To Affect The

Market Value Of Your Note

       The volatility of the indices refers to the magnitude and frequency of the changes in the level of the indices. In most scenarios, if the volatility of the level of one or more of the indices comprising the basket increases, we expect that the market value of your note will increase and, conversely, if the volatility of the level of one or more of the indices comprising the basket decreases, we expect that the market value of your note will decrease.

Changes In The Volatility Of The Foreign/U.S. Dollar Exchange Rates, And The Correlation Between These Rates And The Index Levels, Are Likely To Affect The Market Value Of Your Note

       The foreign currency to U.S. dollar rate refers to a foreign currency exchange spot rate that measures the relative values of two currencies, the foreign currency and the U.S. dollar. This rate reflects the amount of the relevant foreign currency that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the foreign currency. The volatility of the foreign/U.S. dollar rate refers to the size and frequency of changes in that rate. Because your note is payable in U.S. dollars, the value and volatility of the foreign currency/U.S. dollar rates could affect the market value of your note. The correlation between each of the foreign currency exchange rates and the levels of the corresponding indices refers to the relationship between the percentage changes in those rates and the percentage changes in the level of the indices — the greater the correlation, the more closely the percentage changes in one resemble the percentage changes in the other. See “The Indices — Historical Foreign Currency Exchange Rate Information” below.

       However, you should note that, because of the way we have set the foreign currency exchange rates, the return on your note will not be impacted by changes in the foreign currency exchange rates between the U.S. dollar and the Japanese yen, the euro, the British pound sterling and the Swiss franc.

The Time Remaining To Maturity Is Likely To Affect The Market Value Of Your Note

       Before the stated maturity date, the market value of your note may be higher than one would expect if that value were based solely on the level of the basket and the level of interest rates. This difference would reflect a “time value” due to expectations concerning the level of the basket and interest rates during the time remaining to the stated maturity date. However, as the time remaining to the stated maturity date decreases, we expect that this time value will decrease, lowering the market value of your note.

Changes In Our Credit Ratings May Affect The Market Value Of Your Note

       Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your note. However, because your return on your note is dependent upon factors, such as the level of the basket and interest rates, in addition to our ability to pay our obligation on your note, an improvement in our credit ratings will not reduce the other investment risks related to your note.

If The Levels Of The Indices Change, The Market Value Of Your Note May Not

Change In The Same Manner

       Your note may trade quite differently from the performance of the indices comprising the basket. Changes in the levels of those indices may not result in a comparable change in the market value of your note. In part, this is because of the weightings assigned to the indices and the impact from changes in the relevant six foreign currency exchange rates. We discuss some of the reasons for this disparity under “— The Market Value of Your Note May Be Influenced By Many Factors That Are Unpredictable And Interrelated In Complex Ways” above.

We Can Postpone The Stated Maturity Date

If A Market Disruption Event Or
Currency Disruption Event Occurs

       If the calculation agent determines that, on the determination date, a market disruption event or a currency disruption event has occurred or is continuing, the determination date will be postponed until the first trading day on which no market disruption event or currency disruption event occurs or is continuing. As a result, the stated maturity date for your note will also be postponed, although not by more than six business days. Thus, you may not receive the cash payment that we are obligated to deliver on the stated maturity date until several days after the originally scheduled due date. Moreover, if the closing level of any of the indices comprising the basket or any of the relevant six final foreign currency exchange rates are not available on the determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final basket level of the basket based on its assessment, made in its sole discretion, of the closing levels of the indices or the relevant foreign currency exchange rates, as the case may be, at that time.

Trading And Other Transactions By Goldman

Sachs In Instruments Linked To The
Indices, The Currencies They Are
Denominated In Or The Index Stocks May
Impair The Market Value Of Your Note

       As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the offered notes by purchasing futures and/or other instruments linked to the indices and foreign currencies. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more of the indices or the stocks comprising those indices, which we refer to as index stocks, or the foreign currencies in which the indices are denominated, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your note. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to changes in the level of one or more of the indices or one or more of the index stocks or the foreign currencies in which the indices are denominated. Any of these hedging activities may adversely affect the levels of one or more of the indices — directly or indirectly by affecting the price of the index stocks — and therefore the market value of your note and the amount we will pay on your note at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your note may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.

       Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or instruments whose returns are linked to any of the indices, index stocks or foreign currencies for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the levels of one or more of the indices — directly or indirectly by affecting the price of the indices’ stocks — and, therefore, the market value of your note and the amount we will pay on your note at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of one or more of the indices or one or more of the index stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your note and the amount we will pay on your note at maturity.

You Have No Shareholder Rights Or Rights To Receive Any Stock

       Investing in your note will not make you a holder of any of the index stocks. Neither you nor any other holder or owner of your note will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stocks. Your note will be paid in cash, and you will have no right to receive delivery of any stocks.

Our Business Activities May Create Conflicts Of Interest Between You And Us

       As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the indices, the index stocks, and in the Index Currencies that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your note and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the indices and relevant six foreign currency exchange rates, could be adverse to your interests as a beneficial owner of your note.

       Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to any of the indices. Any of these activities by any of our affiliates may affect the level of one or more of the indices and, therefore, the market value of your note and the amount we will pay on your note at maturity.

As Calculation Agent, Goldman, Sachs & Co. Will Have The Authority To Make

Determinations That Could Affect The Market Value Of Your Note, When Your Note
Matures And The Amount You Receive At Maturity

       As calculation agent for your note, Goldman, Sachs & Co. will have discretion in making various determinations that affect your note, including determining the reference amounts on the trade date, the final basket level on the determination date, which we will use to determine how much cash we must pay on the stated maturity date, and determining whether to postpone determination date and/or the stated maturity date because of a market disruption event or a currency disruption event. See “Specific Terms of Your Note” below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your note and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts Of Interest Between You And Us” above. We may change the calculation agent at any time without notice and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

The Policies Of The Index Sponsors And Changes That Affect The Indices Or The

Index Stocks Could Affect The Amount Payable On Your Note And Its Market Value

       The policies of the index sponsors concerning the calculation of the index levels, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index levels could affect the index levels and, therefore, the amount payable on your note on the stated maturity date and the market value of your note before that date. The amount payable on your note and its market value could also be affected if any of the index sponsors changes these policies, for example by changing the manner in which it calculates the index levels, or if any index sponsor discontinues or suspends calculation or publication of the index levels, in which case it may become difficult to determine the market value of your note. If events such as these occur, or if the index levels are not available on the determination date because of a market disruption event or for any other reason, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the index levels on the determination date and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the index levels on the determination date and the amount payable on your note more fully under “Specific Terms of Your Note — Discontinuance or Modification of the Indices or Index Currencies” and “— Role of Calculation Agent” below.

Governmental Actions And Changes That Affect The Foreign Currency Exchange Rates Could Affect The Amount Payable On Your Note And Its Market Value

       The policies of governments in the local jurisdiction concerning imposition of exchange or regulatory controls or taxes, the intervention of the central bank, the replacement of the respective foreign currency or the alteration of the exchange rate or the relative exchange characteristics by devaluation of the respective foreign currency, could affect the basket levels and, therefore, the amount payable on your note on the stated maturity date and the market value of your note before that date. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the applicable foreign currency exchange rate — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the final foreign currency exchange rate under “Specific Terms of Your Note — Discontinuance or Modification of the Indices or Index Currencies” and “— Role of Calculation Agent” below.

There Is No Affiliation Between The Index Stock Issuers Or The Index Sponsors

And Us, And We Are Not Responsible For Any Disclosure By Any of The Index Stock
Issuers

       Goldman Sachs is not affiliated with the issuers of the index stocks or the index sponsors. As we have told you above, however, we or our affiliates may currently or from time to time in the future engage in business with many of the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the indices or any of the other index stock issuers. You, as an investor in your note, should make your own investigation into the indices and the index stock issuers. See “The Indices” below for additional information about the indices.

       Neither the index sponsors nor the index stock issuers are involved in this offering of your note in any way and none of them have any obligation of any sort with respect to your note. Neither the index sponsors nor any of the index stock issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your note.

Your Note May Not Have An

Active Trading Market

       Your note will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your note. Even if a secondary market for your note develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your note in any secondary market could be substantial.

Certain Considerations For Insurance Companies And Employee Benefit Plans

       Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

SPECIFIC TERMS OF YOUR NOTE

Please note that in this section entitled “Specific Terms of Your Note”, references to “holders” mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”.

       The offered notes are part of a series of debt securities, entitled “Medium-Term Notes, Series B”, that we may issue under the indenture from time to time as described in the accompanying prospectus. The offered notes are also “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your note; terms that apply generally to all Series B medium-term notes are described in “Description of Notes We May Offer” in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

       In addition to those terms described on the first two pages of this prospectus supplement, the following terms will apply to your note:

No interest: we will pay no interest on your note

Specified currency:

•	U.S. dollars

Form of note:

•	global form only: yes, at DTC

•	non-global form available: no

Denominations: each note registered in the name of a holder must have a face amount of USD 1,000 or integral multiples thereof

Defeasance applies as follows:

•	full defeasance: no

•	covenant defeasance: no

Other terms:

•	the default amount will be payable on any acceleration of the maturity of your note as described under “— Special Calculation Provisions” below

•	a business day for your note may not be the same as a business day for our other Series B medium-term notes, as described under “— Special Calculation Provisions” below

•	a trading day for your note will not be the same as a trading day for our other Series B medium-term notes, as described under “— Special Calculation Provisions” below

       Please note that the information about the settlement or trade date, issue price, discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. on the front cover page or elsewhere in this prospectus supplement relates only to the initial issuance and sale of the notes. If you have purchased your note in a market-making transaction after the initial issuance and sale of the notes, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

       We describe the terms of your note in more detail below.

Indices, Index Sponsors and Index Stocks

       In this prospectus supplement, when we refer to the indices, we mean the indices specified on the front cover page, or any successor to any of the indices, as it may be modified, replaced or adjusted from time to time as described under “— Discontinuance or Modification of the Indices or Index Currencies” below. When we refer to an index sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable index as then in effect. When we refer to the index stocks as of any time, we mean the stocks that comprise the indices as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

       On the stated maturity date, we will pay as principal, to the holder of your note, cash in an amount equal to the sum of 90% of the outstanding face amount plus the supplemental payment amount, if any. The supplemental payment amount is equal to:

•	if the final basket level increases from the initial basket level, the supplemental payment amount will equal (1) 10% of the face amount of the note plus (2) the face amount of the note multiplied by the percentage increase from the initial basket level multiplied by the participation rate. The participation rate will be set on the trade date, but we expect it will be no less than 1.25 and no greater than 1.50;

•	if the final basket level is unchanged or declines by not more than 10%, the supplemental payment amount will equal (1) the face amount of the note multiplied by (2) the number obtained by dividing the final basket level by the initial basket level and subtracting 0.90;

•	if the final basket level declines by 10% or more, the supplemental payment amount will be zero.

       If the supplemental payment amount is zero, you will only receive 90% of the face amount of your note.

       The weight for each index is the constant reference amount, which will be determined on the trade date as described in the table below.

		Initial Foreign
		Currency
	Initial Index	Exchange	Initial Weight	Reference Amount
Index	Level	Rate	(USD)	(Constant Value)

TOPIX	JPY	JPY/USD	40,000	40,000/(Initial Index Level/ Initial Foreign currency exchange rate)
Dow Jones Euro STOXX 50	EUR	USD/EUR	19,950	19,950/ (Initial Index Level x Initial Foreign currency exchange rate)
FTSE 100	GBP	USD/GBP	15,670	15,670/ (Initial Index Level x Initial Foreign currency exchange rate)
Swiss Market	CHF	CHF/USD	4,400	4,400/ (Initial Index Level/ Initial Foreign currency exchange rate)
KOSPI 200	KRW	KRW/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)
FTSE/ Xinhua China 25	HKD	HKD/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)
SENSEX 30	INR	INR/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)

		Initial Foreign
		Currency
	Initial Index	Exchange	Initial Weight	Reference Amount
Index	Level	Rate	(USD)	(Constant Value)

MSCI Thailand	THB	THB/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)
BOVESPA	BRL	BRL/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)
Mexican Bolsa	MXN	MXN/USD	3,300	3,300/ (Initial Index Level/ Initial Foreign currency exchange rate)

       As a result, we will pay you a supplemental payment amount if the final basket level is greater than the initial basket level or declines by less than 10% from the initial basket level. If the final basket level declines by 10% or more from the initial basket level, the supplemental payment amount will be zero.

       The calculation agent will determine the final index levels, which will be the closing levels of each of the indices on the determination date as calculated and published by the index sponsors. However, the calculation agent will have discretion to adjust the closing levels on any particular day or to determine them in a different manner as described under “— Discontinuance or Modification of the Indices or Index Currencies” below.

Stated Maturity Date

       The stated maturity date will be                     unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the fifth trading day before this applicable day is not the determination date described below, however, then the stated maturity date will be the fifth business day following the determination date, provided that the stated maturity date will never be later than the fifth business day after                or, if                is not a business day, later than the sixth business day after . The calculation agent may postpone the determination date — and therefore the stated maturity date — if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the determination date. We describe market disruption events and currency disruption events under “— Special Calculation Provisions” below.

       The calculation agent may also postpone the stated maturity date if a currency disruption event occurs on a day on which a spot foreign exchange transaction executed on the determination date would otherwise settle and is continuing on each business day up to the stated maturity date. The consequences of such an event are discussed under “— Consequences of a Market Disruption Event or Currency Disruption Event” below.

Determination Date

       The determination date will be the fifth trading day before                unless the calculation agent determines that a market disruption event or a currency disruption event occurs or is continuing on that fifth prior trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that neither a market disruption event nor a currency disruption event occurs or is continuing. In no event, however, will the determination date be later than                     or, if                     is not a business day, later than the first business day after                     .

Final Foreign Currency Exchange Rates

       The final foreign currency exchange rate, with respect to each foreign currency exchange rate, will be determined by the calculation agent as follows: for KRW/ USD, the spot foreign currency exchange rate on the Reuters KFTC18 page at 7 a.m. New York time on the determination date, for HKD/ USD, the spot foreign currency exchange rate on the Reuters HKD page at 7 a.m. New York time on the determination date, for INR/ USD, the spot foreign currency exchange rate on the Reuters RBIB page at 7 a.m. New York time on the determination date, for THB/ USD, the spot foreign currency exchange rate on the Reuters Telerate 50517 page at 7 a.m. New York time on the determination date, for BRL/USD, the daily offer side rate on BRL PTAX on the Reuters BRFR page on the determination date, for MXN/USD, the daily rate as quoted on “FIX” on the http://www.banxico.org.mx webpage on the determination date, and for each of JPY, EUR, GBP and CHF, the final foreign currency exchange rate will equal the initial foreign currency exchange rate, which is 1.0, on the determination date (other than when a market disruption event and/or currency disruption event shall have occurred or be continuing) or any successor or replacement page or pages as determined by the calculation agent. In the event any one of these foreign currency exchange rates does not appear on that page, or in the event a currency disruption event shall have occurred or be continuing, then those affected final foreign currency exchange rates on the determination date shall be determined by the calculation agent on the determination date (other than when a market disruption event and/or currency disruption event shall have occurred or be continuing).

Consequences of a Market Disruption Event or Currency Disruption Event

       As indicated above, if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the determination date, then the determination date will be postponed to the next trading day on which a market disruption event or a currency disruption event does not occur and is not continuing. In no event, however, will the determination date be postponed by more than five business days.

       If the determination date is postponed to the last possible day, but a market disruption event or currency disruption event occurs or is continuing on that day, that day will nevertheless be the determination date. If the calculation agent determines that the levels of any of the indices comprising the basket or any of the final foreign currency exchange rates that must be used to determine the payment amount are not available on the last possible determination date because of a continuing market disruption event, currency disruption event or for any other reason, the calculation agent will nevertheless determine the final basket level based on its assessment, made in its sole discretion, of the closing levels of the indices or the relevant foreign currency exchange rates, as the case may be, on that day.

       If a currency disruption event occurs or is continuing on a day on which a foreign exchange transaction executed on the determination date would otherwise settle, then, if such currency disruption event is continuing on each day up to and including the business day immediately preceding the stated maturity date, the stated maturity date will be postponed to the next business day following the date on which such currency disruption event ceases, provided that the stated maturity date will never be later than the fifth business day after                , 2010 or if                , 2010 is not a business day, the sixth business day after                , 2010. If the currency disruption event is continuing on the business day immediately preceding the last possible day of the postponed stated maturity date, then the calculation agent will, notwithstanding the availability of a final foreign currency exchange rate on the determination date, adjust the final foreign currency exchange rate to reflect a lack of convertibility, based on the calculation agent’s assessment, made in its sole discretion of a lack of convertibility of the applicable currency.

       For the avoidance of doubt, if a currency disruption event constitutes or coincides with any market disruption event, the terms of the notes shall be adjusted by the calculation agent, in its sole discretion to reflect the currency disruption event only after any necessary adjustments have been made as a result of the market disruption event.

Discontinuance or Modification of the Indices or Index Currencies

       If any of the index sponsors discontinues publication of its applicable index and that index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the applicable index, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute index. We refer to any substitute index approved by the calculation agent as a successor index.

       If the calculation agent determines that the publication of any of the indices is discontinued and there is no successor index, or that the level of any of the indices is not available on the determination date because of a market disruption event or for any other reason, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable index.

       If the calculation agent determines that any index, the stocks comprising any index or the method of calculating any index is changed at any time in any respect — including any addition, deletion or substitution and any reweighting or rebalancing of the index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the applicable index or the method of its calculation as it believes are appropriate to ensure that the applicable final index level used to determine the amount payable on the stated maturity date is equitable.

       With respect to any index currency, if the calculation agent determines that a successor currency has been provided for pursuant to applicable law or intergovernmental agreement or treaty, and the relevant index is no longer denominated in the predecessor currency, the calculation agent will determine the applicable final foreign currency. References in this prospectus supplement to an index currency shall include any successor currency provided for by the laws in force in the jurisdiction where the index currency is issued or pursuant to an intergovernmental agreement or treaty.

       All determinations and adjustments to be made by the calculation agent with respect to any index may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Default Amount on Acceleration

       If an event of default occurs and the maturity of your note is accelerated, we will pay the default amount in respect of the principal of your note at the maturity, instead of the amount payable on the stated maturity date as described earlier. We describe the default amount under “— Special Calculation Provisions” below.

       For the purpose of determining whether the holders of our Series B medium-term notes, which include the offered notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each offered note as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the offered notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

       Any payment on your note at maturity will be made to an account designated by the holder of your note and approved by us, or at the office of the trustee in New York City, but only when your note is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

       As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series B medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Role of Calculation Agent

       The calculation agent in its sole discretion will make all determinations regarding the reference amount, the final basket level, the basket return, the closing levels of the indices, the final foreign currency exchange rates, market disruption events, currency disruption events, trading days, business days, the default amount and the payment amount on your note, to be made at maturity. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

       Please note that Goldman, Sachs & Co., our affiliate, is currently serving as the calculation agent as of the original issue date of your note. We may change the calculation agent for your note at any time after the original issue date without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.

Special Calculation Provisions

Business Day

       When we refer to a business day with respect to your note, we mean a day that is a business day of the kind described in the accompanying Prospectus.

Trading Day

       When we refer to a trading day with respect to your note, we mean a day on which the respective principal securities markets for all the index stocks are open for trading, all of the index sponsors are open for business and all of the indices are calculated and published by the index sponsors.

Default Amount

       The default amount for your note on any day will be an amount, in the specified currency for the principal of your note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your note. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your note in preparing any documentation necessary for this assumption or undertaking.

       During the default quotation period for your note, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

       Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

       If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

       In any event, if the default quotation period and the subsequent two business day objection period have not ended before the determination date, then the default amount will equal the principal amount of your note.

       Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-1 or higher by Standard & Poor’s Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Market Disruption Event

       Any of the following will be a market disruption event with respect to any one of the 10 indices:

•	a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	index stocks constituting 20% or more, by weight, of the index, or option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, do not trade on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes. For more information about hedging by the Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds & Hedging” below.

       The following events will not be market disruption events with respect to an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to any of the indices or to any index stock.

       For this purpose, an “absence of trading” in the primary securities market on which an index stock, or on which option or futures contracts relating to any of the indices or an index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to any of the indices or an index stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that index stock or those contracts, or

•	a disparity in bid and ask quotes relating to that index stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that market.

       As is the case throughout this prospectus supplement, references to an index in this description of market disruption events includes the applicable index and any successor index as it may be modified, replaced or adjusted from time to time.

Currency Disruption Event

       A currency disruption event with respect to any of the currencies applicable to the offered notes means the occurrence or continuance of any of the following, as determined by the calculation agent:

•	The failure by the central bank of the local jurisdiction (or any successor to the central bank of the local jurisdiction as the central and monetary authority of the local jurisdiction) to approve to the extent legally required or permit the exchange of local currency for U.S. dollars, or any other action of the dominant authority (including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy or determination, or modification of, or change in the interpretation of any of the foregoing) or any event in the local jurisdiction that has the effect of preventing such exchange, the transfer of any U.S. dollars from accounts in the local jurisdiction to accounts outside of the local jurisdiction or the transfer of local currency between accounts in the local jurisdiction to a person that is a non-resident of the local jurisdiction by The Goldman Sachs Group, Inc. or any of its affiliates, or if U.S. dollars are unavailable in any legal exchange market for purchase with local currency settled through the banking system of the local jurisdiction in accordance with normal commercial practice; provided that any such failure, action, event or unavailability is not the result of the failure by The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note) except if and when required by U.S. law,

•	The failure of the government of the local jurisdiction, or any agency or subdivision thereof, to make timely payment in full of any principal, interest or other amounts due on any security issued by such entity,

•	A declared moratorium, waiver, deferral, repudiation or rescheduling of any security issued by the government of the local jurisdiction, or any agency or subdivision thereof, or the amendment or modification of the terms and conditions of the security issued by such entity in a way that in any such case has a material adverse effect on the holders of such security,

•	The existence of any restriction on the receipt within the local jurisdiction or the repatriation outside of the local jurisdiction of all or any portion of the principal, interest, capital gains or other proceeds of assets owned by foreign persons or entities in the local jurisdiction, including but not limited to any restriction imposed by the government of the local jurisdiction or any agency or subdivision thereof,

•	A declaration of a banking moratorium or any suspension of payments by banks in the local jurisdiction,

•	Any expropriation, confiscation, requisition, nationalization or other action by any dominant authority that could deprive any party in the local jurisdiction, including The Goldman Sachs Group, Inc. or any of our affiliates, which has an interest in the offered notes, of all or a substantial portion of its assets (including rights to receive payment) in the local jurisdiction; provided that such actions are not the result of the failure of The Goldman Sachs Group, Inc. or any of its affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note or constitute an expropriation in and of themselves) except if and when required by U.S. law, or

•	Any war (whether or not declared), revolution, insurrection or hostile act that prevents the transfer of U.S. dollars outside of the local jurisdiction or lawfully converting local currency to U.S. dollars.

       For purposes of this definition:

•	“Dominant authority” means at any time the government of the local jurisdiction or any political subdivision thereof or any other authority asserting governmental, military or political power of any kind in the local jurisdiction at such time, whether or not such authority is recognized as de facto or de jure government.

•	“Local currency” means with respect to the initial basket, Japanese yen, euro, British pound sterling, Swiss franc, South Korean won, Hong Kong dollar, Indian rupee, Thai baht, Brazilian real and Mexican peso, as applicable, or any successor currency.

•	“Local jurisdiction” means with respect to the initial basket, Japan, European Monetary Union, Great Britain, Switzerland, South Korea, Hong Kong, India, Thailand, Brazil and Mexico, as applicable.

HYPOTHETICAL RETURNS ON YOUR NOTE

       The following table and examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final basket levels on the determination date could have on the payment amount, assuming all other variables remain constant.

       Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks. Among other things, the return on the notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your note to a comparatively greater extent than the after-tax return on the index stocks.

       If the final basket level is greater than the initial basket level or not less than 10% of the initial basket level (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 90% of the outstanding face amount. If the final basket level is equal to or more than 10% less than the initial basket level (see examples III and IV below), the holder of each offered note will receive only 90% of the face amount. In no event will you lose more than 10% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. Note that the final basket level can appreciate or depreciate due to both index levels and the relevant six foreign currency exchange rates.

       We have assumed for the following table and examples that the closing levels of the indices on the determination date will be the same as they are on the stated maturity date. We have also assumed that the note is purchased on the original issue date and held until the stated maturity date and that no market disruption event or currency disruption event has occurs. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Additional Risk Factors Specific to Your Note” above.

       The following table and examples are based on basket levels and foreign currency exchange rates that are entirely hypothetical and do not take into account any taxes that you may owe as a result of owning your note; no one can predict what the value of the indices or foreign currency exchange rates will be on the determination date. The indices have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. The final basket level can appreciate or depreciate due to changes in both index levels and foreign currency exchange rates.

       Moreover, we have not yet set the initial index levels and the initial foreign currency exchange rates for the six relevant Index Currencies, which will serve as the basis for determining the reference amounts and the amount that we will pay on your note at maturity, and we will not do so until the trade date. As a result, the actual initial index levels and foreign currency exchange rates may differ substantially from the current index levels and foreign currency exchange rates.

       For these reasons, the actual performance of the indices and foreign currency exchange rates over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical levels of the indices shown elsewhere in this prospectus supplement. For information about the level of the index during recent periods, see “The Indices — Historical Closing Levels of the Indices” below. For information about the foreign currency exchange rates during recent periods, see “The Indices — Historical Foreign Currency Exchange Rate Information” below. Before investing in the offered notes, you should consult publicly available news sources to determine the level of the indices and the relevant six foreign currency exchange rates between the date of this prospectus supplement and your purchase of the offered notes.

       The levels in the left column of the table represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The hypothetical payment amounts are based on an assumed participation rate of 1.25. The amounts in the right column represent the hypothetical payment amounts, based on the corresponding hypothetical final basket levels and are expressed as percentages of the face amount of a note.

Hypothetical Final Basket	Hypothetical Payment Amount as
Level as Percentage of	Percentage of Face Amount on
Initial Basket Level	the Stated Maturity Date

200%	225%
180%	200%
160%	175%
140%	150%
120%	125%
100%	100%
95%	95%
90%	90%
80%	90%
50%	90%
30%	90%
0%	90%

       Note that you will not receive 100% of your investment at the stated maturity unless the final basket level is 100% of the initial basket level.

       The final basket level will be determined by the performance of each of the indices and, with respect to six of the indices, their associated foreign currency exchange rates. The following examples demonstrate how these factors may affect the payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount and based on the assumed participation rate of 1.25.

Example I:	All 10 index returns are positive, and all six relevant foreign currencies appreciate against the U.S. dollar. The final basket level is greater than the initial basket level by more than 10%. The payment amount is greater than the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/(Initial Index Level/ Initial FX Rate)	1,516.73 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	4,443.96 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	6,960.16 GBP	1.00(USD/GBP	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index level/ Initial FX Rate)	8,350.33 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	158.21 KRW	920.4600(KRW/USD	)
FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	9,939.01 HKD	6.8465(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	8,444.93 INR	37.0048(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	342.16 THB	36.5456(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ (Initial FX Rate)	29,374.08 BRL	2.1686(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	15,930.56 MXN	9.5124(MXN/USD	)
Initial basket level						USD 100,000.00
Final basket level						USD 139,084.12
Basket return						39.08%
Supplemental payment amount as percentage of face amount						58.86%
Payment amount as percentage of face amount						148.86%

Example II:	All 10 index returns are positive, but all six relevant foreign currencies depreciate against the U.S. dollar. The final basket level is less than the initial basket level but not by more than 10%. The supplemental payment amount is greater than zero but the payment amount is less than the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	1,129.12 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	3,092.25 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	5,008.83 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	6,140.84 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	122.92 KRW	1,280.6400(KRW/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	8,050.60 HKD	10.5031(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	6,683.37 INR	55.2895(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	260.51 THB	52.2080(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	24,625.27 BRL	3.1805(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	13,188.42 MXN	13.9953(MXN/USD	)
Initial basket level						USD 100,000.00
Final basket level						USD 95,931.42
Basket return						-4.07%
Supplemental payment amount as percentage of face amount						5.93%
Payment amount as percentage of face amount						95.93%

Example III:	The first four indices decline, the remaining six indices appreciate and all six relevant foreign currencies appreciate against the U.S. dollar. The final basket level is less than the initial basket level. The supplemental payment amount is zero. The payment amount is 90% of the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	921.27 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	2,654.03 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	4,176.09 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	5,424.67 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	122.25 KRW	990.4950(KRW/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	7,967.11 HKD	7.6245(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	6,653.68 INR	42.2290(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	260.51 THB	39.1560(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	24,625.27 BRL	2.3734(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	13,162.30 MXN	10.8245(MXN/USD	)
Initial basket level						USD 100,000.00
Final basket level						USD 87,505.50
Basket return						-12.49%
Supplemental payment amount as percentage of face amount						0%
Payment amount as percentage of face amount						90.00%

Example IV:	All 10 index returns are negative, and all six relevant foreign currencies depreciate against the U.S. dollar. The final basket level is less than the initial basket level. The supplemental payment amount is zero. The payment amount is 90% of the face amount.

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

TOPIX	1,123.50 JPY	1.00(JPY/USD	)	40,000/ (Initial Index Level/ Initial FX Rate)	921.27 JPY	1.00(JPY/USD	)
Dow Jones Euro STOXX 50	3,086.08 EUR	1.00(USD/EUR	)	19,950/ (Initial Index Level x Initial FX Rate)	2,654.03 EUR	1.00(USD/EUR	)
FTSE 100	4,971.54 GBP	1.00(USD/GBP	)	15,670/ (Initial Index Level x Initial FX Rate)	4,176.09 GBP	1.00(USD/GBP	)
Swiss Market	6,095.13 CHF	1.00(CHF/USD	)	4,400/ (Initial Index Level/ Initial FX Rate)	5,424.67 CHF	1.00(CHF/USD	)
KOSPI 200	121.70 KRW	1,000.50(KRW/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	109.53 KRW	1,100.5500(KRW/USD	)

		Initial Foreign				Final Foreign
	Initial Index	Currency		Reference	Final Index	Currency
Index	Level	Exchange Rate		Amount	Level	Exchange Rate

FTSE/ Xinhua China 25	7,951.21 HKD	7.7801(HKD/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	7,315.11 HKD	8.9471(HKD/USD	)
SENSEX 30	6,597.60 INR	43.5350(INR/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	5,476.01 INR	47.0178(INR/USD	)
MSCI Thailand	259.21 THB	40.16(THB/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	243.66 THB	46.9872(THB/USD	)
BOVESPA	24,478.40 BRL	2.4095(BRL/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	21,540.99 BRL	2.5541(BRL/USD	)
Mexican Bolsa	13,057.84 MXN	10.9338(MXN/USD	)	3,300/ (Initial Index Level/ Initial FX Rate)	12,404.95 MXN	12.2459(MXN/USD	)
Initial basket level						USD 100,000.00
Final basket level						USD 83,247.98
Basket return						-16.75%
Supplemental payment amount as percentage of face amount						0%
Payment amount as percentage of face amount						90.00%

       Payments on this note are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the note are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond and an option, in each case, bought by the holder (with an implicit option premium paid over time by the holder). The discussion in this paragraph does not modify or affect the terms of the note or the United States income tax treatment of the note as described under “Supplemental Discussion of Federal Income Tax Consequences” below.

We cannot predict the actual final basket level on the determination date or the market value of your note, nor can we predict the relationship between the basket level and the market value of your note at any time prior to the stated maturity date. The actual amount that a holder of the offered notes will receive at stated maturity and the total rate of return on the offered notes will depend on the initial basket level, the actual participation rate we set, the reference amounts and the actual . Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your note on the stated maturity date may be very different from the information reflected in the table and hypothetical examples above.

USE OF PROCEEDS AND HEDGING

       We will use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

       In anticipation of the sale of the offered notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of futures and/or other instruments linked to the indices as well as foreign currencies on or before the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to and one or more of the indices or index stocks or foreign currencies. Consequently, with regard to your note, from time to time, we and/or our affiliates:

•	expect to acquire and dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the indices or some or all index stocks or foreign currencies,

•	may take or dispose of positions in the securities of the index stock issuers themselves,

•	may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the stock exchanges or other components of the equity markets, and/or

•	may take short positions in the index stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling, Swiss franc, South Korean won, Hong Kong dollar, Indian rupee, Thai baht, Brazilian real and Mexican peso.

       We and/or our affiliates may acquire a long or short position in securities similar to your note from time to time and may, in our or their sole discretion, hold or resell those securities.

       In the future, we and/or our affiliates expect to close out hedge positions relating to the offered notes and perhaps relating to other notes with returns linked to the indices, the index stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the indices and foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the index stock or listed or over-the-counter options, futures or other instruments linked to any one or more of the indices or the foreign currencies, some or all of the index stocks or indices designated to track the performance of the European, Asian, Brazilian and Mexican stock exchanges or other components of the European, Asian, Brazilian and Mexican equity markets.

The hedging activity discussed above may adversely affect the market value of your note from time to time and the amount we will pay on your note at maturity. See “Additional Risk Factors Specific To Your Note — Trading And Other Transactions By Goldman Sachs In Securities Linked To The Index Stocks May Impair The Market Value Of Your Note” and “— Our Business Activities May Create Conflicts Of Interest Between You And Us” below for a discussion of these adverse effects.

THE INDICES

       We have derived all information regarding each of the 10 indices contained in this prospectus supplement from publicly available information, without independent verification. Each of the index sponsors owns the copyright and all rights to its applicable index. None of the index sponsors have an obligation to continue to publish, and may discontinue publication of, its applicable index. The consequences of any of the index sponsor discontinuing or modifying its applicable index are described in the section entitled “Specific Terms of Your Note — Discontinuance or Modification of the Indices and Index Currencies” above. We are not incorporating by reference any of the websites included below nor any material they may include into this prospectus supplement, the accompanying prospectus, dated March 15, 2005, or the accompanying prospectus supplement, dated March 15, 2005.

TOPIX Index

       The TOPIX, also known as the Tokyo Price Index, is a capitalization weighted index of all the companies listed on the First Section of the Tokyo Stock Exchange, Inc. (TSE). Domestic stocks admitted to the TSE are assigned either to the First Section or the Second Section. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the TSE. The index is supplemented by the subindices of the 33 industry sectors and developed with a base index value of 100 as of January 4, 1968. The index calculation excludes temporary issues and preferred stocks. Additional information about the index is available on the website http://www.tse.or.jp/english/topix/topix/index.html.

Dow Jones Euro STOXX 50 Index

       The Dow Jones STOXX 50 Index is a capitalization-weighted index of 50 European blue-chip stocks. The index was developed with a base value of 1,000 as of December 31, 1991. Additional information about the index is available on the following website http://www.stoxx.com.

FTSE 100 Index

       The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of January 3, 1984. Additional information about the index is available on the website http://www.ftse.com.

Swiss Market Index

       The Swiss Market Index is a capitalization-weighted index of the largest and most liquid stocks traded on the Electronic Bourse System. The Swiss Market Index was developed with a base value of 1,500 as of June 30, 1988. Additional information about the index is available on the website http://www.swx.com.

KOSPI 200 Index

       The Korea Stock Price Index 200, which we refer to as “KOSPI 200 Index”, is a capitalization weighted index of 200 Korean stocks. The KOSPI 200 Index was developed with a base value of 100 as of January 3, 1990. Additional information about the index is available on the website http://sm.krx.co.kr/webeng/.

FTSE/Xinhua China 25 Index

       The FTSE/Xinhua China 25 IndexTM is a product of FTSE/Xinhua Index Limited, a joint venture between FTSETM, one of the world’s leading global index providers, and Xinhua Financial Network (XFN), a leading independent financial information provider for China’s markets. Eligible companies consist of B Shares, H Shares and red chips, all of which are available to foreign investors. The constituents of the FTSE/Xinhua China 25 IndexTM are adjusted for free float and subject to liquidity screens. Additional information about the FTSE/Xinhua 25 IndexTM is available on the website http://www.ftse.com/index.jsp.

SENSEX Index

       The SENSEX Index is a capitalization weighted index of 30 stocks. The selection of index members has been made on the basis of liquidity, depth, and floating-stock-adjustment depth and industry representation. It is a widely followed indicator of the Indian Stock Market. The SENSEX Index has a base date and value of 100 in 1978-1979. The SENSEX Index uses free float. Additional information about the index is available on the website http://www.bseindia.com/index opc.htm.

MSCI Thailand Index

       The MSCI Thailand Index is a capitalization weighted index that monitors the performance of stocks from Thailand. Additional information about the index is available on the website http://www.msci.com/index.html.

BOVESPA Index

       The BOVESPA Index is a total return index weighted by traded volume and is comprised of the most liquid stocks traded on the São Paulo Stock Exchange. Additional information about the index is available on the website http://www.bovespa.com.br/indexi.asp.

Mexican Bolsa Index

       The Mexican Bolsa Index, or the IPC (Indice de Precios y Cotizaciones), is a capitalization-weighted index of the leading stocks traded on the Mexican Stock Exchange. The index was developed with a base level of .78 as of October 30, 1978. Additional information about the index is available on the website http://www.bmv.com.mx/.

Historical Closing Levels Of The Indices

       The respective closing levels of the indices have fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of any of the indices during any period shown below is not an indication that the indices are more or less likely to increase or decrease at any time during the term of your note. You should not take the historical levels of the indices as an indication of future performance. We cannot give you any assurance that the future performance of the indices will result in you receiving an amount greater than 90% of the outstanding face amount of your note on the stated maturity date. Neither we nor any of our affiliates make any representation to you as to the performance of the indices. Before investing in the offered notes, you should consult publicly available news sources to determine the relevant index levels between the date of this preliminary prospectus supplement and your purchase of the offered notes. The actual initial basket level, which will serve as the baseline for determining the basket return, may differ substantially from the basket level on the date of this preliminary prospectus supplement (and may also differ from the level on the trade date). The actual performance of the index over the life of the offered notes may bear little relation to the historical levels shown below.

       The tables below show the high, the low and the last closing levels of each index for each of the four calendar quarters in 2003 and 2004 and for first two calendar quarters in 2005, through May 31, 2005. We obtained the closing levels listed in the 10 tables below from Bloomberg Financial Services, without independent verification.

Quarterly High, Low and Closing Levels of the TOPIX Index

	High	Low	Close

2003
Quarter ended March 31	865.43	770.62	788.00
Quarter ended June 30	904.32	773.10	903.44
Quarter ended September 30	1,075.73	915.91	1,018.80
Quarter ended December 31	1,105.59	953.19	1,043.69
2004
Quarter ended March 31	1,179.23	1,022.61	1,179.23
Quarter ended June 30	1,217.87	1,053.77	1,189.60
Quarter ended September 30	1,188.42	1,084.64	1,102.11
Quarter ended December 31	1,149.63	1,073.20	1,149.63
2005
Quarter ended March 31	1,203.26	1,132.18	1,182.18
Quarter ended June 30 (through May 31, 2005)	1,201.30	1,109.19	1,144.33
Closing level of the index on May 31, 2005			1,144.33

Quarterly High, Low and Closing Levels of the Dow Jones Euro Stoxx 50

	High	Low	Close

2003
Quarter ended March 31	2,530.74	1,909.05	2,098.89
Quarter ended June 30	2,501.91	2,138.11	2,395.47
Quarter ended September 30	2,562.22	2,340.46	2,386.92
Quarter ended December 31	2,660.37	2,427.06	2,660.37
2004
Quarter ended March 31	2,804.06	2,608.38	2,663.32
Quarter ended June 30	2,795.53	2,626.96	2,687.68
Quarter ended September 30	2,724.03	2,541.84	2,668.47
Quarter ended December 31	2,798.19	2,638.92	2,774.77
2005
Quarter ended March 31	2,942.49	2,763.16	2,866.08
Quarter ended June 30 (through May 31, 2005)	2,937.55	2,805.43	2,934.75
Closing level of the index on May 31, 2005			2,934.75

Quarterly High, Low and Closing Levels of the FTSE 100

	High	Low	Close

2003
Quarter ended March 31	4,009.50	3,287.00	3,613.30
Quarter ended June 30	4,207.00	3,684.80	4,031.20
Quarter ended September 30	4,314.70	3,963.90	4,091.30
Quarter ended December 31	4,476.90	4,169.20	4,476.90
2004
Quarter ended March 31	4,559.10	4,309.40	4,385.70
Quarter ended June 30	4,575.70	4,395.20	4,464.10
Quarter ended September 30	4,608.40	4,287.00	4,570.80
Quarter ended December 31	4,820.10	4,564.50	4,814.30
2005
Quarter ended March 31	5,060.80	4,783.60	4,894.40
Quarter ended June 30 (through May 31, 2005)	4,994.90	4,789.40	4,964.00
Closing level of the index on May 31, 2005			4,964.00

Quarterly High, Low and Closing Levels of the Swiss Market Index

	High	Low	Close

2003
Quarter ended March 31	4,965.30	3,675.40	4,085.60
Quarter ended June 30	4,992.50	4,135.50	4,813.70
Quarter ended September 30	5,422.60	4,700.80	5,043.50
Quarter ended December 31	5,487.80	5,061.00	5,487.80
2004
Quarter ended March 31	5,934.40	5,469.00	5,618.60
Quarter ended June 30	5,891.20	5,589.50	5,619.10
Quarter ended September 30	5,625.70	5,309.80	5,465.30
Quarter ended December 31	5,695.20	5,309.70	5,693.20
2005
Quarter ended March 31	6,014.58	5,669.60	5,929.70
Quarter ended June 30 (through May 31, 2005)	6,160.75	5,840.55	6,127.20
Closing level of the index on May 31, 2005			6,127.20

Quarterly High, Low and Closing Levels of the KOSPI 200 Index

	High	Low	Close

2003
Quarter ended March 31	84.92	65.64	68.05
Quarter ended June 30	88.11	68.40	85.47
Quarter ended September 30	98.87	86.15	89.55
Quarter ended December 31	106.48	90.63	105.21
2004
Quarter ended March 31	119.28	106.65	115.98
Quarter ended June 30	122.44	94.05	101.85
Quarter ended September 30	110.42	93.19	107.69
Quarter ended December 31	115.25	104.13	115.25
2005
Quarter ended March 31	131.97	112.71	124.78
Quarter ended June 30 (through May 31, 2005)	128.44	117.58	124.84
Closing level of the index on May 31, 2005			124.84

Quarterly High, Low and Closing Levels of the FTSE/Xinhua China 25 Index

	High	Low	Close

2003
Quarter ended March 31	4,707.99	4,309.18	4,437.62
Quarter ended June 30	5,260.29	4,234.37	5,169.87
Quarter ended September 30	6,279.46	5,170.81	6,089.77
Quarter ended December 31	8,324.97	6,193.19	8,324.97
2004
Quarter ended March 31	8,845.71	7,879.50	8,207.84
Quarter ended June 30	8,614.24	6,222.20	7,414.40
Quarter ended September 30	8,040.70	6,950.06	7,916.39
Quarter ended December 31	8,512.93	7,594.53	8,252.90
2005
Quarter ended March 31	8,767.79	7,827.26	8,254.83
Quarter ended June 30 (through May 31, 2005)	8,453.66	7,889.44	8,105.44
Closing level of the index on May 31, 2005			8,105.44

Quarterly High, Low and Closing Levels of the SENSEX 30 Index

	High	Low	Close

2003
Quarter ended March 31	3,390.12	3,048.72	3,048.72
Quarter ended June 30	3,607.13	2,924.03	3,607.13
Quarter ended September 30	4,453.24	3,554.13	4,453.24
Quarter ended December 31	5,838.96	4,455.08	5,838.96
2004
Quarter ended March 31	6,194.11	5,365.40	5,590.60
Quarter ended June 30	5,925.58	4,505.16	4,795.46
Quarter ended September 30	5,616.87	4,843.77	5,583.61
Quarter ended December 31	6,602.69	5,581.49	6,602.69
2005
Quarter ended March 31	6,915.09	6,102.74	6,492.82
Quarter ended June 30 (through May 31, 2005)	6,715.11	6,134.81	6,715.11
Closing level of the index on May 31, 2005			6,715.11

Quarterly High, Low and Closing Levels of the MSCI Thailand Index

	High	Low	Close

2003
Quarter ended March 31	143.51	127.98	138.10
Quarter ended June 30	172.84	135.87	170.68
Quarter ended September 30	200.37	171.73	199.64
Quarter ended December 31	276.04	187.35	276.04
2004
Quarter ended March 31	286.53	237.19	240.79
Quarter ended June 30	267.56	217.90	245.32
Quarter ended September 30	256.26	225.72	247.41
Quarter ended December 31	268.89	238.31	263.88
2005
Quarter ended March 31	292.83	262.50	266.00
Quarter ended June 30 (through May 31, 2005)	274.68	257.51	261.750
Closing level of the index on May 31, 2005			261.750

Quarterly High, Low and Closing Levels of the BOVESPA Index

	High	Low	Close

2003
Quarter ended March 31	12,242.92	9,994.89	11,273.6
Quarter ended June 30	13,982.72	11,591.45	12,972.6
Quarter ended September 30	16,889.41	12,887.73	16,010.7
Quarter ended December 31	22,236.39	16,578.74	22,236.4
2004
Quarter ended March 31	24,349.78	20,763.14	22,142.3
Quarter ended June 30	23,146.07	17,604.12	21,148.9
Quarter ended September 30	23,245.24	20,887.39	23,245.2
Quarter ended December 31	26,196.25	22,602.60	26,196.3
2005
Quarter ended March 31	29,455.42	23,609.97	26,610.7
Quarter ended June 30 (through May 31, 2005)	26,773.83	23,887.44	25,207.1
Closing level of the index on May 31, 2005			25,207.1

Quarterly High, Low and Closing Levels of the Mexican Bolsa Index

	High	Low	Close

2003
Quarter ended March 31	6,407.00	5,763.87	5,914.03
Quarter ended June 30	7,130.23	5,895.76	7,054.99
Quarter ended September 30	7,891.67	6,999.07	7,822.48
Quarter ended December 31	8,795.28	7,775.80	8,795.28
2004
Quarter ended March 31	10,517.50	8,818.19	10,517.50
Quarter ended June 30	10,844.03	9,440.57	10,281.8272
Quarter ended September 30	10,980.32	9,790.62	10,957.3789
Quarter ended December 31	13,031.57	10,876.00	12,917.8813
2005
Quarter ended March 31	13,877.69	12,216.80	12,676.9063
Quarter ended June 30 (through May 31, 2005)	13,161.78	11,739.99	12,964.3982
Closing level of the index on May 31, 2005			12,964.3982

License Agreements

       We have entered or expect to enter into non-exclusive license agreements with each of the sponsors of the TOPIX, Dow Jones Euro STOXX 50, FTSE 100, Swiss Market, KOSPI 200, FTSE/Xinhua China 25, SENSEX 30, MSCI Thailand, BOVESPA and Mexican Bolsa indices, whereby we and our affiliates, in exchange for a fee, are permitted to use the indices in connection with the offer and sale of the notes. We are not affiliated with any of the index sponsors; the only relationship between any of the index sponsors and us is the licensing of the use of such index and trademarks relating to such index.

       Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the indices or any successor indices.

License Agreement for the TOPIX Index

       We expect to enter into a non-exclusive license agreement with TSE, whereby Goldman Sachs, in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the offered notes. We are not affiliated with TSE; the only relationship between TSE and Goldman Sachs is the licensing of the use of the index and trademarks relating to the index.

       TSE is under no obligation to continue the calculation and dissemination of the index. The offered notes are not sponsored, endorsed, or promoted by TSE. No inference should be drawn from the information contained in this prospectus supplement that TSE makes any representation or warranty, implied or express, to The Goldman Sachs Group, Inc., any holder of the offered notes or any member of the public regarding the advisability of investing in securities generally or in the offered notes in particular or the ability of the index to track general stock market performance.

       TSE determines, composes and calculates the index without regard to your note. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in your note in determining, composing or calculating the index. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of your note and will not be responsible for or participate in any determination or calculation regarding the principal amount of your note payable at the stated maturity date. TSE has no obligation or liability in connection with the administration, marketing or trading of your note.

       Neither The Goldman Sachs Group, Inc. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the index or any successor index. TSE disclaims all responsibility for any error or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial index level or final index level or any amount payable upon maturity of the offered notes.

       THE TOPIX INDEX VALUE AND THE TOPIX TRADEMARKS ARE SUBJECT TO THE INTELLECTUAL PROPERTY RIGHTS OWNED BY THE TOKYO STOCK EXCHANGE, INC. AND THE TOKYO STOCK EXCHANGE, INC. OWNES ALL RIGHTS RELATING TO THE TOPIX INDEX SUCH AS CALCULATION, PUBLICATION AND USE OF THE TOPIX INDEX VALUE AND RELATING TO THE TOPIX TRADEMARKS.

       THE TOKYO STOCK EXCHANGE, INC. SHALL RESERVE THE RIGHTS TO CHANGE THE METHODS OF CALCULATION OR PUBLICATION, TO CEASE THE CALCULATION OR PUBLICATION OF THE TOPIX INDEX VALUE OR TO CHANGE THE TOPIX TRADEMARKS OR CEASE THE USE THEREOF.

       THE TOKYO STOCK EXCHANGE, INC. MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EITHER AS TO THE RESULTS STEMMED FROM THE USE OF THE TOPIX INDEX VALUE AND THE TOPIX TRADEMARKS OR AS TO THE FIGURE AT WHICH THE TOPIX INDEX VALUE STANDS ON ANY PARTICULAR DAY.

       THE TOKYO STOCK EXCHANGE, INC. GIVES NO ASSURANCE REGARDING ACCURACY OR COMPLETENESS OF THE TOPIX INDEX VALUE AND DATA CONTAINED THEREIN. FURTHER, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE LIABLE FOR THE MISCALCULATION, INCORRECT PUBLICATION, DELAYED OR INTERRUPTED PUBLICATION OF THE TOPIX INDEX VALUE.

       THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE TOKYO STOCK EXCHANGE, INC.

       THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BEAR ANY OBLIGATION TO GIVE AN EXPLANATION OF THE NOTES OR AN ADVISE ON INVESTMENTS TO ANY PURCHASER OF THE NOTES OR TO THE PUBLIC.

       THE TOKYO STOCK EXCHANGE, INC. NEITHER SELECTS SPECIFIC STOCKS OR GROUPS THEREOF NOR TAKES INTO ACCOUNT ANY NEEDS OF THE ISSUING COMPANY OR ANY PURCHASER OF THE

NOTES, FOR CALCULATION OF THE TOPIX INDEX VALUE.

       INCLUDING BUT NOT LIMITED TO THE FOREGOING, THE TOKYO STOCK EXCHANGE, INC. SHALL NOT BE RESPONSIBLE FOR ANY DAMAGE RESULTING FROM THE ISSUE AND SALE OF THE NOTES.

License Agreement for the Dow Jones

Euro Stoxx 50 Index

       The Dow Jones Euro STOXX 50 Index is owned and published by STOXX. The license agreement between STOXX and Goldman Sachs & Co. provides that the following language must be set forth in the prospectus supplement: The notes are not sponsored, endorsed, sold or promoted by STOXX LIMITED (“STOXX”) or DOW JONES & COMPANY, INC. (“DOW JONES”). Neither STOXX nor DOW JONES makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. The only relationship of STOXX to the Licensee is as the licensor of the Euro STOXX 50 IndexTM and of certain trademarks, trade names and service marks of STOXX, and as the sublicensor of the DOW JONES INDEXESSM and of certain trademarks, trade names and service marks of DOW JONES. The aforementioned Indexes are determined, composed and calculated by STOXX or DOW JONES, as the case may be, without regard to the Licensee or the Product(s). Neither STOXX nor DOW JONES is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither STOXX nor DOW JONES has any obligation or liability in connection with the administration, marketing or trading of the notes.

       NEITHER STOXX NOR DOW JONES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN, AND NEITHER SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER STOXX NOR DOW JONES MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL EITHER STOXX OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN STOXX AND THE LICENSE OTHER THAN LICENSEE’S AFFILIATES.

License Agreement for the FTSE 100 Index

       The FTSE 100 Index is calculated by FTSE. The license agreement between FTSE International Limited and Goldman Sachs provides that the following language must be set forth in the prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by the Financial Times Limited (“FT”) and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the FTSE 100 Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person or any error therein.

       “FTSETM”, “FT-SE®” and “Footsie®” are trademarks of the London Stock Exchange Plc and The Financial Times Ltd. and are used by FTSE International Limited under license.

License Agreement for the

Swiss Market Index

       The use of and reference to the SMI® in connection with the notes has been consented to by the SWX Swiss Exchange, the publisher of the SMI®, providing that the following language must be set forth in this prospectus supplement: The notes are not in any way sponsored, endorsed, sold or promoted by the SWX Swiss Exchange and the Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® Index and/or the figure at which the SMI® Index stands at any particular time on any particular day or otherwise. The SMI® Index is compiled and calculated solely by the SWX Swiss Exchange. However, the SWX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI® Index and the SWX Swiss Exchange shall not be under any obligation to advise any person of any error therein. SMI® is a registered trademark of SWX Swiss Exchange which is used under license.

License Agreement of the KOSPI 200 Index

       These notes are not sponsored, endorsed, sold or promoted by Korea Stock Exchange (“KSE”). KSE makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI Indices to track general stock market performance. KSE’s only relationship to the licensee is the licensing of certain trademarks and trade names of KSE and of the KOSPI Indices which is determined, composed and calculated by KSE without regard to the licensee or the notes. KSE has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the KOSPI Indices. KSE is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the notes. KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

       “KOSPI” and “KOSPI 200” are trademarks/service marks of the Korea Stock Exchange.

License Agreement for the FTSE/ Xinhua China 25 Index

       The notes are not in any way sponsored, endorsed, sold or promoted by FTSE/ Xinhua Index Limited (“FXI”), FTSE International Limited (“FTSE”) or Xinhua Financial Network Limited (“Xinhua”) or by the London Stock Exchange PLC (the “Exchange”) or by the Financial Times Limited (“FT”) and neither FXI, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/ Xinhua China 25 Index (“the Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by or on behalf of FXI. However, neither FXI nor FTSE nor Xinhua nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FXI, FTS, Xinhua nor Exchange nor FT shall be under any obligation to advise any person of any error therein.

       FTSETM is a trademark jointly owned by the London Stock Exchange PLC and the Financial Times Limited. “Xinhua” is a service trademark and trademark of Xinhua Financial Network Limited. All marks are licensed for use by the FTSE/ Xinhua Index Limited.

Disclaimers for the SENSEX Index

       The notes are not sponsored, endorsed, sold or promoted by any sponsor or provider of the Mumbai Stock Exchange SENSEX 30. Neither Goldman, Sachs & Co. nor any of its affiliates has any affiliation with or control over the Mumbai Stock Exchange SENSEX 30 or any control over the computation, composition or dissemination of the Mumbai Stock Exchange SENSEX 30. Although Goldman, Sachs & Co. will obtain information concerning the Mumbai Stock Exchange SENSEX 30 from publicly available sources it believes reliable, it will not independently verify this information. Accordingly, no representation, warranty or undertaking (express or implied) is made and no responsibility is accepted by Goldman, Sachs & Co. or its affiliates as to the accuracy, completeness and timeliness of information concerning the Mumbai Stock Exchange SENSEX 30.

License Agreement for the

MSCI Thailand Index

       The MSCI Thailand Index is a trade/service mark of Morgan Stanley Capital International Inc. (“MSCI”) or its affiliates and has been licensed for use for certain purposes by Goldman, Sachs & Co. These notes, based on such index, have not been passed on by MSCI as to their legality or suitability, and are not issued, sponsored, endorsed, sold or promoted by MSCI. Neither MSCI, any of its affiliates nor any other person involved in, or related to, making or compiling any MSCI index, makes any warranties or bears any liability with respect to these notes. Neither MSCI, any of its affiliates nor any other person involved in, or related to, making or compiling such MSCI index, has any responsibility for or participates in the management or sale of these notes. The foregoing in no way modifies or limits any disclaimers or limitations of liability that the issuer may make to prospective or actual purchasers or holders of these notes.

       No purchaser, seller or holder of these securities, or any other person or entity should use or refer to MSCI’s trade name, trademark or service mark rights to the designations Morgan Stanley Capital International; or MSCI®; in any manner of endorsement without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

       THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MORGAN STANLEY CAPITAL INTERNATIONAL INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PERSON INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY GOLDMAN, SACHS & CO. NO MSCI PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES

GENERALLY OR IN THIS NOTE PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS NOTE OR THE ISSUER OR OWNER OF THIS NOTE. NO MSCI PARTY HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS NOTE INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NO MSCI PARTY IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS NOTE TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS NOTE IS REDEEMABLE FOR CASH. NO MSCI PARTY HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS NOTE IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS NOTE. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NO MSCI PARTY WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/ OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUERS OF THIS NOTE, OWNERS OF THIS NOTE, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NO MSCI PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NO MSCI PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND EACH MSCI PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FORA PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY MSCI PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Disclaimer for the BOVESPA Index

       BOVESPA is a trademark owned by the São Paulo Stock Exchange (BOVESPA) and is expected to be licensed for use by The Goldman Sachs Group, Inc for this issuance. The product is not issued, sponsored, endorsed, sold or promoted by BOVESPA, and BOVESPA makes no warranties and bears no liability with respect to the product.

       The notes are not sponsored, endorsed, sold or promoted by any sponsor or provider of the BOVESPA Index. Neither Goldman, Sachs & Co. nor any of its affiliates has any affiliation with or control over the BOVESPA Index or any control over the computation, composition or dissemination of the BOVESPA Index. Although Goldman, Sachs & Co. will obtain information concerning the BOVESPA Index from publicly available sources it believes reliable, it will not independently verify this information. Accordingly, no representation, warranty or undertaking (express or implied) is made and no responsibility is accepted by Goldman, Sachs & Co. or its affiliates as to the accuracy, completeness and timeliness of information concerning the BOVESPA Index.

Disclaimer for the Mexican Bolsa Index

       We expect to enter into a non-exclusive license agreement with “BMV” whereby Goldman, Sachs & Co., in exchange for a fee, will be permitted to use the index in connection with the offer and sale of the offered notes. Bolsa Mexicana De Valores®, BMV®, Indice De Precios Y Cotizaciones Bolsa Mexicana De Valores®, IPC®, Price And Quotations Index Mexican Stock Exchange®, Mexican Stock Exchange® are registered trademarks owned by “BMV” and that these are being used under its authorization, through a license agreement. The license does not imply that “BMV” is guaranteeing, suggesting to buy or sell or that it is involved in the public offer process of the notes. The prospectus supplement and the note must not include any reference that may imply otherwise. “BMV” shall not be bound to assume any commitments, guarantee or indemnify in any manner whatsoever the holders of the notes or any third party for the behavior of the stocks that are components of the index, and for any involuntary errors or omissions made or due to the suspension of the estimation and dissemination of the index.

Historical Foreign Currency Exchange Rate Information

       Provided below are historical mid-exchange rates between the South Korean won, Hong Kong dollar, Indian rupee, Thai baht, Brazilian real and Mexican peso and the U.S. dollar for the four calendar quarters in 2003 and 2004 and the two calendar quarters in 2005, through May 31, 2005. We make no representation that these foreign currency amounts could have been or could be converted into U.S. dollars as the case may be, at any particular rate or at any rate. The performance of the Japanese yen, euro, British pound sterling and Swiss franc will have no impact on the level of the basket. Accordingly, we are not providing historical mid-exchange rates between these currencies and the U.S. dollar. The data presented in this prospectus supplement relating to the foreign currency exchange rates for the U.S. dollar are furnished for informational purposes only and based on public information. We cannot assure you that such disclosure is accurate. See “Additional Risk Factors Specific To Your Note — Return On Your Note Will Depend On Changes In The Level Of The Indices And Is Subject To Foreign Currency Exchange Rate Risk” above.

       The fluctuation in the exchange rates between the respective foreign currencies and the U.S. dollar will affect the amount payable at maturity. Governmental actions affecting such exchange rates in the past and over the life of the notes may include the imposition of exchange or regulatory controls or taxes, the intervention by the central bank, the replacement of the respective foreign currency or the alteration of the exchange rate or the relative exchange characteristics by devaluation or revaluation of the respective foreign currency. We cannot assure you that the respective governments will not impose foreign currency exchange controls in the future.

       The exchange rates between each of the respective foreign currencies and the U.S. dollar vary overtime. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in South Korea, Hong Kong, India, Thailand, Brazil, Mexico and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in South Korea, Hong Kong, India, Thailand, Brazil and Mexico and the United States and other countries important to international trade and finance.

       The price of the notes could also be adversely affected by delays in, or refusal to grant, any required government approval for conversions of a local currency and remittances abroad with respect to the indices comprising the basket or other de facto restrictions on the repatriation of U.S. dollars.

       The following tables set forth, for the periods indicated, the high, low and closing mid-exchange rates. We obtained the exchange rates listed below from Bloomberg Financial Services, without independent verification. The actual fluctuations of the foreign currency exchange rates over the life of the offered notes may bear little relation to the historical foreign currency exchange rates shown below.

KRW/ USD

	High	Low	Close

2003
Quarter ended March 31	1,256.85	1,166.50	1,254.45
Quarter ended June 30	1,257.95	1,184.50	1,193.05
Quarter ended September 30	1,191.00	1,150.10	1,150.10
Quarter ended December 31	1,203.18	1,145.75	1,192.10
2004
Quarter ended March 31	1,195.05	1,147.27	1,147.27
Quarter ended June 30	1,188.25	1,140.30	1,155.45
Quarter ended September 30	1,170.10	1,144.15	1,151.85
Quarter ended December 31	1,152.45	1,035.10	1,035.10
2005
Quarter ended March 31	1,058.90	999.85	1,015.45
Quarter ended June 30 (through May 31, 2005)	1,022.00	996.50	1,008.00
Mid-exchange closing rate on May 31, 2005			1,008.00

HKD/ USD

	High	Low	Close

2003
Quarter ended March 31	7.8003	7.7983	7.7992
Quarter ended June 30	7.8002	7.7982	7.7986
Quarter ended September 30	7.7998	7.7417	7.7417
Quarter ended December 31	7.7692	7.7056	7.7638
2004
Quarter ended March 31	7.7977	7.7629	7.7920
Quarter ended June 30	7.7999	7.7843	7.7997
Quarter ended September 30	7.8004	7.7957	7.7959
Quarter ended December 31	7.7986	7.7700	7.7726
2005
Quarter ended March 31	7.8000	7.7782	7.7992
Quarter ended June 30 (through May 31, 2005)	7.7997	7.7780	7.7801
Mid-exchange closing rate on May 31, 2005			7.7801

INR/ USD

	High		Low	Close

2003
Quarter ended March 31	48.010	0	47.4700	47.4700
Quarter ended June 30	47.467	5	46.4025	46.4875
Quarter ended September 30	46.435	0	45.6950	45.7600
Quarter ended December 31	45.925	0	45.2150	45.6250
2004
Quarter ended March 31	45.640	0	43.6000	43.6000
Quarter ended June 30	46.250	0	43.5375	46.0600
Quarter ended September 30	46.471	3	45.6650	45.9500
Quarter ended December 31	45.900	0	43.4600	43.4600
2005
Quarter ended March 31	43.930	0	43.4200	43.7450
Quarter ended June 30 (through May 31, 2005)	43.830	0	43.2900	43.7000
Mid-exchange closing rate on May 31, 2005				43.7000

THB/ USD

	High	Low	Close

2003
Quarter ended March 31	43.20	42.49	42.8	4
Quarter ended June 30	43.22	41.51	42.0	0
Quarter ended September 30	42.07	40.03	40.0	3
Quarter ended December 31	39.97	39.06	39.6	2
2004
Quarter ended March 31	39.62	38.84	39.2	9
Quarter ended June 30	41.00	39.10	40.9	3
Quarter ended September 30	41.65	40.68	41.4	0
Quarter ended December 31	41.43	38.92	38.9	2
2005
Quarter ended March 31	39.28	38.24	39.1	2
Quarter ended June 30 (through May 31, 2005)	40.63	39.23	40.6	3
Mid-exchange closing rate on May 31, 2005			40.6	3

BRL/ USD

	High	Low	Close

2003
Quarter ended March 31	3.6650	3.2610	3.3525
Quarter ended June 30	3.3135	2.8385	2.8440
Quarter ended September 30	3.0675	2.8155	2.9000
Quarter ended December 31	2.9475	2.8310	2.8915
2004
Quarter ended March 31	2.9645	2.7820	2.8953
Quarter ended June 30	3.2118	2.8755	3.0850
Quarter ended September 30	3.0782	2.8505	2.6808
Quarter ended December 31	2.8800	2.6530	2.6560
2005
Quarter ended March 31	2.7640	2.5665	2.6790
Quarter ended June 30 (through May 31, 2005)	2.6588	2.3677	2.4076
Mid-exchange closing rate on May 31, 2005			2.4076

MXN/ USD

	High	Low		Close

2003
Quarter ended March 31	11.2300	10.356	5	10.7700
Quarter ended June 30	10.7970	10.116	0	10.4570
Quarter ended September 30	11.0530	10.369	0	10.9860
Quarter ended December 31	11.3785	10.945	0	11.2285
2004
Quarter ended March 31	11.2213	10.807	3	11.1251
Quarter ended June 30	11.6698	11.147	0	11.4865
Quarter ended September 30	11.5935	11.331	5	11.3820
Quarter ended December 31	11.5373	11.098	0	11.1470
2005
Quarter ended March 31	11.3818	10.985	3	11.1702
Quarter ended June 30 (through May 31, 2005)	11.2445	10.870	1	10.8790
Mid-exchange closing rate on May 31, 2005				10.8790

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus with respect to United States holders. The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc.

       This section applies to you only if you are a United States holder that holds your note as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

       This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

       This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your note in your particular circumstances.

       Your note will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your note and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of your note before your receipt of cash attributable to such income.

       You may obtain the comparable yield and projected payment schedule from us by contacting the Goldman Sachs Corporate Treasury Department, Debt Administration Group, at 212-902-1000. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your note, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

       The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your note, and we make no representation regarding the amount of contingent payments with respect to your note.

       If you purchase your note for an amount that differs from the note’s adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your note and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of your note will equal your note’s original issue price plus any interest deemed to be accrued on your note (under the rules governing contingent payment obligations) as of the time you purchase your note.

       If the adjusted issue price of your note is greater than the price you paid for your note, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your note is less than the price you paid for your note, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

       Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of a note at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

       You will recognize gain or loss upon the sale or maturity of your note in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note will equal the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note (in accordance with the comparable yield and the projected payment schedule for your note) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your note at a price other than the adjusted issue price determined for tax purposes.

       Any gain you recognize upon the sale or maturity of your note will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your note, and thereafter, capital loss.

Backup Withholding and Information Reporting

       Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your note.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

       This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the offered notes.

       The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

       The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans”, and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a “party in interest” or a “disqualified person”, unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the offered notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the offered notes, or any exercise related thereto or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the offered notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the offered notes and the transactions contemplated with respect to the offered notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the offered notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

       The Goldman Sachs Group, Inc. has agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase from The Goldman Sachs Group, Inc., the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. Goldman, Sachs & Co. intends to resell the offered notes at the original issue price.

       In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The Goldman Sachs Group, Inc. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $                    . For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Prospectus Supplement

Page

Summary Information	S-2
Q&A	S-5
Additional Risk Factors Specific to Your Note	S-13
Specific Terms of Your Note	S-21
Hypothetical Returns on Your Note	S-30
Use of Proceeds and Hedging	S-36
The Indices	S-37
Supplemental Discussion of Federal Income Tax Consequences	S-53
Employee Retirement Income Security Act	S-55
Supplemental Plan of Distribution	S-56

Prospectus Supplement dated March 15, 2005

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-20
Employee Retirement Income Security Act	S-20
Supplemental Plan of Distribution	S-20
Validity of the Notes	S-22

Prospectus dated March 15, 2005

Available Information	2
Prospectus Summary	4
Ratio of Earnings to Fixed Charges	8
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	31
Description of Purchase Contracts We May Offer	48
Description of Units We May Offer	53
Description of Preferred Stock We May Offer	58
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	69
Description of Capital Stock of The Goldman Sachs Group, Inc.	93
Legal Ownership and Book-Entry Issuance	98
Considerations Relating to Securities Issued in Bearer Form	104
Considerations Relating to Indexed Securities	109
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	112
Considerations Relating to Capital Securities	115
United States Taxation	118
Plan of Distribution	142
Employee Retirement Income Security Act	145
Validity of the Securities	145
Experts	145
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	146

USD

The Goldman Sachs

Group, Inc.

International Basket Linked Note

due 2010
(Linked to the TOPIX® Index, Dow Jones Euro
STOXX 50SM Index, FTSETM 100 Index, SMI® Swiss
Market Index, KOSPI 200 Index,
FTSE/ Xinhua China 25 Index, SENSEX 30 Index,
MSCI Thailand Index, BOVESPA Index and the
Indice De Precios Y Cotizaciones Bolsa Mexicana De Valores® (the “Mexican Bolsa Index”))

Goldman, Sachs & Co.